SECOND AMENDED, RESTATED AND CONTINUED
                           REVOLVING CREDIT AGREEMENT

                           Dated as of March 1, 1994

                                     Among

                          GWALTNEY OF SMITHFIELD, LTD.
                  THE SMITHFIELD PACKING COMPANY, INCORPORATED
                          PATRICK CUDAHY INCORPORATED
                                  ESSKAY, INC.
                           BROWN'S OF CAROLINA, INC.
                         CAROLINA FOOD PROCESSORS, INC.

                                      and

                       COOPERATIEVE CENTRALE RAIFFEISEN-
                   BOERENLEENBANK B.A., "RABOBANK NEDERLAND",
                           NEW YORK BRANCH, AS AGENT

                                      and

                            EACH BANK A PARTY HERETO

PRELIMINARY STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . .     1


                                      ARTICLE I.
                           AMOUNTS AND TERMS OF THE ADVANCES

1.01 The Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
1.02 Making the Advances. . . . . . . . . . . . . . . . . . . . . . . . .    3
1.03 Commitment Fee and Reduction of Commitment . . . . . . . . . . . . .    5
1.04 Repayment and Interest . . . . . . . . . . . . . . . . . . . . . . .    6
1.05 Mandatory Prepayments or Collateralization;
     Optional Prepayments . . . . . . . . . . . . . . . . . . . . . . . .    7
1.06 Increased Costs. . . . . . . . . . . . . . . . . . . . . . . . . . .    8
1.07 Payments and Computations. . . . . . . . . . . . . . . . . . . . . .    9
1.08 Payment on Non-Business Days . . . . . . . . . . . . . . . . . . . .    9
1.09 Pro Rata Treatment . . . . . . . . . . . . . . . . . . . . . . . . .    9
1.10 Sharing of Payments, Etc.. . . . . . . . . . . . . . . . . . . . . .   10
1.11 Insufficient Funds . . . . . . . . . . . . . . . . . . . . . . . . .   11
1.12 Defaulting Bank's Status . . . . . . . . . . . . . . . . . . . . . .   12


                                      ARTICLE II.
                                 CONDITIONS PRECEDENT

2.01 Condition Precedent to Initial Advance . . . . . . . . . . . . . . .   13
2.02 Conditions Precedent to All Advances . . . . . . . . . . . . . . . .   14
2.03 Conditions as Covenants. . . . . . . . . . . . . . . . . . . . . . .   15


                                     ARTICLE III.
                            REPRESENTATIONS AND WARRANTIES

3.01 Representation and Warranties of the Borrower. . . . . . . . . . . .   15


                                      ARTICLE IV.
                                 COVENANTS OF BORROWER

4.01 Affirmative Covenants. . . . . . . . . . . . . . . . . . . . . . . .   17
4.02 Negative Covenants                                                     19

                                      ARTICLE V.
                                   EVENTS OF DEFAULT

5.01 Events of Default. . . . . . . . . . . . . . . . . . . . . . . . . .   19
5.02 Loan Documents . . . . . . . . . . . . . . . . . . . . . . . . . . .   22


                                      ARTICLE VI.
                                       THE AGENT

6.01 Authorization and Action . . . . . . . . . . . . . . . . . . . . . .   22
6.02 Agent's Reliance, Etc. . . . . . . . . . . . . . . . . . . . . . . .   23
6.03 Rabobank as Bank . . . . . . . . . . . . . . . . . . . . . . . . . .   23
6.04 Bank Credit Decision, Etc. . . . . . . . . . . . . . . . . . . . . .   24
6.05 Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . .   24
6.06 Collateral Matters . . . . . . . . . . . . . . . . . . . . . . . . .   25
6.07 Successor Agent. . . . . . . . . . . . . . . . . . . . . . . . . . .   26


                                     ARTICLE VII.
                                     MISCELLANEOUS

7.01 Amendments, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . .   27
7.02 Notices, Etc.. . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
7.03 No Waiver; Remedies. . . . . . . . . . . . . . . . . . . . . . . . .   29
7.04 Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . . . .   29
7.05 Costs, Expenses and Taxes. . . . . . . . . . . . . . . . . . . . . .   29
7.06 Right of Set-off . . . . . . . . . . . . . . . . . . . . . . . . . .   30
7.07 Severability of Provisions . . . . . . . . . . . . . . . . . . . . .   30
7.08 Consent to Jurisdiction. . . . . . . . . . . . . . . . . . . . . . .   30
7.09 Binding Effect; Governing Law. . . . . . . . . . . . . . . . . . . .   31
7.10 Participations . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
7.11 Execution in Counterparts                                              32
7.12 Waiver of Jury Trial                                                   32
7.13 No Novation                                                            32


                                       EXHIBITS


Exhibit A-1 - Gwaltney Promissory Note
Exhibit A-2 - Packing Promissory Note
Exhibit A-3 - Cudahy Promissory Note
Exhibit A-4- Esskay Promissory Note
Exhibit A-5- Brown's Promissory Note
Exhibit A-6- Carolina Promissory Note
Exhibit B- Second Amended and Restated and Continued Guaranty
Exhibit C- Form of Security Agreement
Exhibit D- Form of Request for Advance
Exhibit E- Borrowing Base Certificate
Exhibit F- Form of Waiver
Exhibit G- Form of Bank Agency Agreement
Schedule 1.10 - Specified Indebtedness
Schedule 4.01(e) - Accounts
Schedule 5.01(d) - Indebtedness
Schedule 5.01(i) - Environmental Disclosure

                                 INDEX TO DEFINITIONS

                                                                      Page

Advance Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Advances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Available Commitment. . . . . . . . . . . . . . . . . . . . . . . . .  2
Bank. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Banks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Base Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Borrower. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Borrowers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Borrowing Notice. . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Borrowing Request . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Brown's . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Business Day. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
Carolina. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Commitment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Committed Advances. . . . . . . . . . . . . . . . . . . . . . . . . .  2
Credit Percentage . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Cudahy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Default Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Defaulting Bank . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Environmental Authority . . . . . . . . . . . . . . . . . . . . . . . 21
Environmental Judgment or Order . . . . . . . . . . . . . . . . . . . 20
Environmental Requirements. . . . . . . . . . . . . . . . . . . . . . 21
Esskay. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . 19
Guarantor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Guaranty. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Gwaltney. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Interest Period . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
1991 Credit Agreement . . . . . . . . . . . . . . . . . . . . . . . .  1
1991 Oral Finance Facility. . . . . . . . . . . . . . . . . . . . . .  1
Loan Document . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Loan Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Loan Parties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Loan Party. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Majority Banks. . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
Note. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Packing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Rabobank. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Security Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . 13
Security Agreements . . . . . . . . . . . . . . . . . . . . . . . . . 13
Term Federal Funds Rate . . . . . . . . . . . . . . . . . . . . . . .  7
Termination Date. . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Uncommitted Advances. . . . . . . . . . . . . . . . . . . . . . . . .  3
Uncommitted Amount. . . . . . . . . . . . . . . . . . . . . . . . . .  3




                        SECOND AMENDED, RESTATED AND CONTINUED
                              REVOLVING CREDIT AGREEMENT

                               Dated as of March 1, 1994


      GWALTNEY OF SMITHFIELD, LTD., a Delaware corporation (Gwaltney"), THE SMITHFIELD PACKING COMPANY, INCORPORATED, a Virginia corporation ("Packing"), PATRICK CUDAHY INCORPORATED, a Delaware corporation ("Cudahy"), ESSKAY, INC., a Maryland corporation ("Esskay"), BROWN'S OF CAROLINA, INC., a North Carolina corporation ("Brown's"), CAROLINA FOOD PROCESSORS, INC., a Delaware corporation ("Carolina"; Gwaltney, Packing, Cudahy, Esskay, Brown's and Carolina being individually referred to as a "Borrower" and collectively referred to as the "Borrowers"), and COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "Rabobank Nederland", New York Branch, as Agent for the Banks (the "Agent"), and each financial institution a party hereto (being individually referred to as a "Bank" and collectively referred to as the "Banks") agree as follows:


                                PRELIMINARY STATEMENTS

      This Credit Agreement is a complete amendment, restatement and continuation of a. the Amended, Restated and Continued Revolving Credit Agreement (the "1991 Credit Agreement") dated as of November 27, 1991, as amended as of August 12, 1992 and as of October 28, 1992, among Gwaltney, Packing, Cudahy and Esskay and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch ("Rabobank"), with the 1991 Credit Agreement being a complete amendment, restatement and continuation of the Revolving Credit Agreement dated as of October 26, 1990, as amended as of October 30, 1991 between Gwaltney and Rabobank and b. the Amended, Restated and Continued Oral Finance Facility (the "1991 Oral Finance Facility") dated as of November 27, 1991 among Gwaltney, Packing, Cudahy and Esskay and Rabobank, with the 1991 Oral Finance Facility being a complete amendment, restatement and continuation of the Oral Finance Facility dated as of October 26, 1990, as amended, between Gwaltney and Rabobank. To the extent that any collateral, guaranty, pledge or assignment has heretofore been given as security under or in connection with the 1991 Credit Agreement or the 1991 Oral Finance Facility or any other agreement, instrument or other document for the repayment of any indebtedness incurred by the Borrowers to a Bank, the security agreements and other lien documents (as the same may be amended, restated, continued, supplemented or otherwise modified pursuant to or in connection with this Credit Agreement) applicable thereto shall continue to secure the repayment of such indebtedness previously incurred and presently outstanding, together with all new indebtedness now or hereafter incurred by any or all of the Borrowers to a Bank under this Credit Agreement or the Notes.


                                     ARTICLE I

                           AMOUNTS AND TERMS OF THE ADVANCES

Section 1.01. The Advances a. Committed Facility. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make advances (the "Committed Advances") to any of the Borrowers from time to time during the period from the date hereof to and including November 30, 1994 (the "Termination Date") in an aggregate principal amount not to exceed at any time outstanding for all of the Borrowers (1) the Available Commitment times
(2) the percentage (the "Credit Percentage" of such Bank) set forth for such Bank on the then current Annex I attached hereto; provided, however, that if at the time of determination the Commitments have been terminated or been reduced to zero, the "Credit Percentage" of each Bank shall be the Credit Percentage of such Bank in effect immediately prior to such termination or reduction. The term "Available Commitment" shall mean, as of any date of determination, the lesser of (x) the then current Available Borrowing Base (as defined below) or (y) the difference of (A) $55,000,000, as such amount may be reduced pursuant to Section 1.03(b) (the "Commitment") minus the aggregate outstanding principal amount of Committed Advances outstanding on such date. For purposes of this Agreement, "Available Borrowing Base" shall mean, as of any date of determination, the then current aggregate Borrowing Base (as defined in Exhibit E hereto) of all of the Borrowers minus the aggregate outstanding principal amount of the Advances outstanding on such date. Each Advance shall be in an amount of $100,000 or an integral multiple thereof. Within the limits of the Commitment and with respect to Committed Advances, each Borrower may borrow, prepay pursuant to Section 1.05 and reborrow under this Section 1.01.

      b. Uncommitted Facility. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to consider from time to time requests of a Borrower for the Banks to make advances (the "Uncommitted Advances"; Committed Advances and Uncommitted Advances collectively referred to herein as the "Advances") to any of the Borrowers during the period from the date hereof to and including the Termination Date in an aggregate principal amount not to exceed at any time outstanding for all of the Borrowers the
(1) Uncommitted Amount times (2) the Credit Percentage of each Bank. The term "Uncommitted Amount" shall mean, on any date of determination, the lesser of (x) the then Available Borrowing Base or (y) the difference of
(a) $55,000,000 minus (b) the aggregate outstanding principal amount of Uncommitted Advances outstanding on such date. This Section 1.01(b) shall not be a commitment to lend and each Bank will make, independently and without reliance on the Agent or any other Bank, its decision to make an Uncommitted Advance. Any one Bank may make an Uncommitted Advance without any other Bank making an Uncommitted Advance at such time.
Section 1.02.  Making the Advances  a.  Request for Advance.

      (1) Each Committed Advance shall be made on notice (a "Borrowing Notice") from the Borrower desiring such Advance to the Agent delivered before 12 noon (New York City time) on a Business Day (as hereinafter defined) specifying the amount of such Committed Advance and the Interest Period (as hereinafter defined) therefor pursuant to Section 1.04. The Agent shall give such Borrowing Notice to each Bank not later than 1:00 p.m. (New York City time).

      (2) When a Borrower wishes to request an Uncommitted Advance, it shall give the Agent notice (a "Borrowing Request") delivered before 12 noon (New York City time) on a Business Day specifying the requested amount and Interest Period. Upon receipt of such Borrowing Request, the Agent shall submit to such Borrower the interest rate per annum for such requested Uncommitted Advance which interest rate shall in no event be less than the interest rate set forth in Section 1.04(d) and shall provide each Bank with such Borrowing Request and such interest rate. If a Bank shall desire to make an Uncommitted Advance it shall notify (an "Advance Notice") such Borrower, the Agent and each other Bank not later than 1:00 p.m. (New York City time) of its willingness to make an Uncommitted Advance.

      b.    Disbursements.

            (1) Not later than 2:00 p.m. (New York City time) on the date of receipt of a Borrowing Notice or delivery of an Advance Notice, each Bank with respect to a Borrowing Notice and any Bank delivering an Advance Notice will make available for its account to the Agent at the address of the Agent set forth in Annex I attached hereto, in immediately available funds, the Advance to be made by it using the wiring instructions for the Agent set forth on Annex I attached hereto or as otherwise directed by the Agent. Unless the Agent shall have been notified by a Bank prior to the date of such Committed Advance that such Bank does not intend to make available to the Agent its portion of such Committed Advance to be made on such date or if the Agent has received an Advance Notice, the Agent may assume that such Bank will make such amount available to the Agent on the date of the requested Advance and the Agent may, in reliance upon such assumption, make available the amount of the pro rata portion of such Advance to be provided by such Bank.

            (2) Provided that the applicable conditions set forth in Article II hereof for such Advance are fulfilled and with respect to an Uncom mitted Advance, an Advance Notice has been received, the Agent will make such funds available to the Borrower requesting such Advance at the account specified by the Borrower in such notice.

            (3) If the amount described in Section 1.02(a) is not in fact made available to the Agent by a Bank (such Bank being hereinafter referred to as a "Defaulting Bank") and the Agent has nevertheless made available to the Borrower the amount of the Advance to be provided by such Bank, the Agent shall be entitled to recover such corresponding amount on demand from such Defaulting Bank. If such Defaulting Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower requesting such Advance and such Borrower shall immediately (but in no event later than two Business Days after such demand) pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Defaulting Bank and such Borrower, (x) interest on such corresponding amount in respect of each day from the date such amount was made available to such Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to either (a) if paid by such Defaulting Bank, for the first two Business Days such amount remains owing, the Term Feder al Funds Rate from time to time in effect and thereafter, at the Base
      Rate or (b) if paid by such Borrower, the Base Rate plus (y) in each case, an amount equal to costs (including legal expenses) and losses, if any, incurred as a result of the failure of such Defaulting Bank to provide such amount as provided in this Agreement. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which a Borrower may have against any Bank as a result of any default by such Bank hereunder, including, without limitation, the right of such Borrower to seek reimbursement from any Defaulting Bank for any amounts paid by such Borrower under clause (y) above on account of such Defaulting Bank's default.

            (4) No Bank shall be responsible for the failure of any other Bank to make an Advance to be made by such other Bank; provided, however, that the failure of any Bank to make an Advance to be made by it shall not relieve the obligation of each other Bank to make the Advance to be made by such other Bank.

Section 1.03. Commitment Fee and Reduction of Commitment a. The Borrowers jointly and severally agree to pay to the Agent for the account of the Banks a commitment fee on the average daily unused portion of the Commitment from the date hereof until the Termination Date at the rate of 3/16 of 1% per annum, payable in arrears on the last day of each calendar quarter during the term of the Commitment, commencing on the last day of the calendar quarter first occurring after the date hereof, and on the Termination Date.

      b. The Borrowers shall have the right, upon at least five Business Days' written notice to the Agent, to terminate in whole or reduce in part the unused portion of the Commitment, provided, however, that each partial reduction shall be in the amount of $100,000 or an integral multiple thereof. The Agent will promptly transmit such notice to each Bank. Notwithstanding the foregoing, in no event shall the Borrower be permitted to reduce the Commitment below an aggregate amount equal to the aggregate principal amount of Advances outstanding at such time. The Commitment once reduced pursuant to this Section shall not be increased.

Section 1.04. Repayment and Interest a. Each Borrower shall, and hereby jointly and severally agrees to, repay the aggregate unpaid principal amount of all Advances, in accordance with the terms of a promissory note of such Borrower to each Bank, in substantially the form of Exhibit A-1 hereto (as to Gwaltney), Exhibit A-2 hereto (as to Packing), Exhibit A-3 hereto (as to Cudahy), Exhibit A-4 hereto (as to Esskay), Exhibit A-5 hereto (as to Brown's) and Exhibit A-6 hereto (as to Carolina) (individually, a "Note" and collectively, the "Notes"), evidencing the indebtedness resulting from such Advances and delivered to each Bank pursuant to Article II.

      b. Each Borrower shall, and hereby jointly and severally agrees to, pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal is paid in full at the applicable rate set forth below.

      c. The period between the date of each Advance and the date of payment in full of such Advance shall be divided into successive periods, each such period being an "Interest Period" for such Advance. The initial Interest Period for each Advance shall begin on the date of such Advance and end on the last day of such period as selected by the Borrower desiring such Advance, and thereafter, each subsequent Interest Period for such Advance shall begin on the last day of the immediately preceding Interest Period for such Advance and end on the last day of such period as selected by the Borrower. The duration of each such Interest Period for each Advance shall be overnight or one or three months, provided, however, that:

            (1) the duration of any Interest Period for any Advance that commences before the repayment date for such Advance and otherwise ends after such repayment date shall end on such repayment date; and

            (2) if a Borrower fails to select the duration of any Interest Period for an Advance, the duration of such Interest Period shall be one month.

      d. Each Borrower shall, and hereby jointly and severally agrees to, pay interest on the unpaid principal amount of each Committed Advance from the date of such Committed Advance until such principal amount is due, payable on the last day of each Interest Period for such Committed Advance, at an interest rate per annum equal at all times during such Interest Period for such Committed Advance to .65 of 1% per annum above the Term Federal Funds Rate as applicable to such Interest Period; provided, however, that interest on an Advance bearing interest at an overnight basis shall be payable monthly in arrears on the last day of each month. The "Term Federal Funds Rate" during any Interest Period for any Advance means an interest rate per annum equal at all times during such Interest Period to the rate per annum at which the Agent, as a branch of a foreign bank, in its sole discretion, can acquire federal funds in the interbank term federal funds market in New York City through brokers of recognized standing on the first day of the Interest Period for such Committed Advance for a period equal to such Interest Period and in the amount of such Committed Advance.

      e. Each Borrower shall, and hereby jointly and severally agrees to, pay interest on the unpaid principal amount of each Uncommitted Advance from the date of such Uncommitted Advance until such principal amount is due, payable on the last day of each Interest Period for such Uncommitted Advance, at an interest rate per annum agreed to for such Uncommitted Advance by the Borrower requesting the Uncommitted Advance and the Agent; provided, however, that interest on an Uncommitted Advance bearing interest at an overnight basis shall be payable monthly in arrears on the last day of each month.

      f. On any overdue principal amount of an Advance, each Borrower shall, and hereby jointly and severally agrees to, pay interest on demand at the Default Rate from the date such amount becomes due to the date such amount is paid in full. The "Default Rate" is a fluctuating rate equal to 3% per annum above the rate of interest announced by the Agent from time to time in New York, New York as the Agent's base rate (the "Base Rate"), each change in such fluctuating interest rate to take effect simultaneously with the corresponding change in the Base Rate.

Section 1.05. Mandatory Prepayments or Collateralization; Optional Prepayments a. Each Borrower shall, and hereby jointly and severally agrees to, within five Business Days following the delivery by it of each borrowing base certificate under Section 4.01(c)(iv) hereof, either (1) prepay the Advances made to any Borrower in the amount, if any, by which the outstanding principal amount of the Advances made to any Borrower on the date of prepayment under this Section 1.05(a) exceeds such Borrower's Borrowing Base set forth on such borrowing base certificate, together with accrued interest to the date of such prepayment on the amount prepaid, or (2) pledge and assign to the Agent on behalf of the Banks additional collateral acceptable to the Banks, in their sole discretion, and deliver all documentation that the Agent or the Banks, in their sole discretion, may require in connection with such pledge and assignment and the perfection of a first priority security interest in such additional collateral, so that such Borrower's Borrowing Base plus the value assigned by the Banks, in their sole discretion, to such additional collateral equals or exceeds such outstanding principal amount.

      b. Each Borrower may, upon at least one Business Day's notice to the Agent and each Bank, prepay the outstanding amount of any Advance made to such Borrower in whole or in part with accrued interest to the date of such prepayment on the amount prepaid; provided, however, that any prepayment of any Advance shall be made on, and only on, the last day of an Interest Period for such Advance; and provided, further, that each partial prepayment shall be in a principal amount of at least $100,000.

Section 1.06. Increased Costs a. If either (1) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation or (2) the compliance by the Bank with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), shall result in any increase in the cost to a Bank of making, funding or maintaining any Advance, then the Borrowers shall, and hereby jointly and severally agree to, from time to time, upon demand by such Bank, pay to such Bank additional amounts sufficient to indemnify such Bank against such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrowers by such Bank, shall, in the absence of manifest error, be conclusive and binding for all purposes.

      b. If either (1) the introduction of or any change in or in the interpretation of any law or regulation or (2) compliance by a Bank with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Bank and such Bank determines that the amount of such capital is increased by or based upon the existence of such Bank's commitment to lend hereunder and other commitments of this type, then, upon demand by such Bank, the Borrowers shall be jointly and severally obligated to immediately pay to such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank in the light of such circumstances, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's commitment to lend hereunder. A certificate as to such amounts, submitted to the Borrowers by such Bank, shall, in the absence of manifest error, be conclusive and binding for all purposes.

Section 1.07. Payments and Computations The Borrowers shall make each payment hereunder and under any Note or any other Loan Document not later than 2:00 p.m. (New York City time) on the day when due in lawful money of the United States of America to the Agent at its address specified in Annex I attached hereto in same day funds. Each payment received by the Agent for the account of the Banks under this Agreement or any Note shall be paid promptly to such Bank, by wire transfer of same day funds in accordance with the wiring instructions specified for such Bank in Annex I attached hereto, for the account of such Bank. In the event the Agent fails to pay such amounts to a Bank as provided in the previous sentence, the Agent shall pay interest on such amount at a rate per annum equal to, for the first two Business Days such amount remains unpaid, the Term Federal Funds Rate from time to time in effect and thereafter, at the Base Rate. Each Borrower hereby authorizes each Bank, if and to the extent payment of any amount is not made when due under any Loan Document, to charge from time to time against any account of such Borrower with such Bank any amount so due. All computations of interest hereunder and under the Notes and commitment fee hereunder shall be made by on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.

Section 1.08. Payment on Non-Business Days Whenever any payment to be made hereunder or under the Notes shall be stated to be due, or whenever the last day of any Interest Period would otherwise occur, on a Saturday, Sunday or a public or bank holiday in New York City (any other day being a "Business Day"), such payment may be made, and the last day of such Interest Period shall occur, on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be.

Section 1.09.  Pro Rata Treatment  Unless set forth to the contrary herein,
a. each Advance, b. each payment by a Borrower with respect to any Advance,
c. each other payment to be made by a Borrower or any Loan Party hereunder or under any Loan Document and d. any amounts received with respect to the sale, disposition, foreclosure or other transfer of any Collateral, shall be made by, or credited to the account of, the Banks pro rata in the same proportion at the time of such calculation as the outstanding principal amount of the Advances owed to such Bank bears to the outstanding principal amount of the Advances owed to all Banks. Each payment of interest on the Advances shall be made for the account of the Banks pro rata in accordance with the amounts of interest on the Advances due and payable to the respective Banks.

Section 1.10.  Sharing of Payments, Etc  a.  Payments Under this Agreement.
Each Borrower agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances held by it for the account of the Borrower at any of such Bank's offices, in U.S. Dollars or in any other currency, against any principal of, or interest on, any of such Bank's Advances hereunder (or other obligations, if any, owing to such Bank hereunder) which is not paid when due (regardless of whether such balances are then due to a Borrower), in which case such Bank shall promptly notify such Borrower, all other Banks and the Agent thereof; provided, however, such Bank's failure to give such notice shall not affect the validity of such offset. If a Bank shall obtain payment of any principal of, or interest on, any Advance made by it to a Borrower under this Agreement through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Bank or other payments made to a Bank not in accordance with the terms of this Agreement and such payment, pursuant to
Section 1.09 hereof, should be distributed to the Banks pro rata in the same proportion at the time of such calculation as the outstanding principal amount of the Advances owed to such Bank bears to the outstanding principal amount of the Advances owed to all Banks, such Bank shall promptly purchase from the other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Advances made by the other Banks or other obligations arising under or in connection with the Loan Documents owed to such other Banks in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such benefit) pro rata in the same proportion at the time of such calculation as the outstanding principal amount owed to such Bank bears to the outstanding principal amount owed to all Banks. Each Borrower agrees that any Bank so purchasing a participation (or direct interest) in the Advances made by other Banks or other obligations arising under or in connection with the Loan Documents owed to such other Banks may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Advances in the amount of such participation.

      b. Payments of Other Obligations. If a Bank shall obtain payment on any other obligation, if any, owing by a Borrower or a Loan Party through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise or through voluntary prepayments or other payments made to a Bank and an Event of Default or event which with the passage of time or giving of notice or both would become an Event of Default has occurred or would occur as a result of such payment, unless such Bank can conclusively demonstrate that such funds are proceeds of collateral pledged to secure such obligation in which case such funds shall not be shared hereunder, such payment shall be distributed to the Banks pro rata in the same proportion at the time of calculation as the outstanding principal amount of the Total Obligations (as defined below) owed to such Bank bears to the outstanding principal amount of the Total Obligations owed to all Banks. "Total Obligations" shall mean the aggregate amount of any and all obligations then due under this Agreement or any of the Specified Indebtedness. "Specified Indebtedness" shall mean the indebtedness identified in Schedule 1.10 hereto. Such Bank shall promptly purchase from the other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the amount owed to such other Banks in such amounts, or make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such benefit) pro rata in the same proportion at the time of calculation as the outstanding principal amount of the Total Obligations owed to such Bank bears to the outstanding principal amount of the Total Obligations owed to all Banks.

      c. General Provisions. All the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise any such right with respect to any other indebtedness or obligations of a Borrower.

Section 1.11. Insufficient Funds If the Agent receives funds insufficient to pay in full the principal of any Advances and/or interest and/or fees and expenses due and payable on any date such amounts are due, the Agent shall distribute any such funds received by it:

            a.    first, to pay all fees and expenses owing to the Agent;

            b. second, to pay all fees and expenses owing to the Banks pro rata in accordance with the amount of such fees and expenses owing to such Bank at such time;

            c. third, to pay all accrued but unpaid interest on all outstanding Advances pro rata in accordance with the second sentence of
      Section 1.09 hereof; and

            d. fourth, to pay all amounts of principal outstanding on the Advances pro rata in accordance with the first sentence of Section 1.09 hereof.

Section 1.12. Defaulting Bank's Status Notwithstanding anything contained herein to the contrary, but in addition to provisions regarding the failure of a Bank to perform its obligations hereunder set forth elsewhere in this Agreement, so long as any Bank shall be in default in its obligation to fund its Credit Percentage of any Advance or shall have rejected its Commitment, then such Bank shall not be entitled to receive any payments of principal of, or interest on, its Commitment or the Advances or its share of any fees payable hereunder, and for purposes of voting or consenting to matters with respect to the Loan Documents, such Bank shall be deemed not to be a "Bank" hereunder and such Bank's Credit Percentage shall be deemed to be zero, unless and until (1) the obligations then outstanding are pro rata among all of the Banks (including such defaulting Bank) based upon each Bank's Credit Percentage immediately prior to such default, (2) such failure to fulfill its obligation to fund is cured and such Bank shall have paid, as and to the extent provided in this Agreement, to the applicable party, such amount then owing together with interest on the amount of funds that such Bank failed to timely fund or (3) the Advances under this Agreement shall have been declared or shall have become immediately due and payable. No Commitment of any Bank shall be increased or otherwise affected by any such failure or rejection by any Bank. Any payments of principal or interest which would, but for this Section, be paid to any Bank, shall be paid to the Banks who shall not be in default under their respective Commitments and who shall not have rejected any Commitment, for application to the Advances in such manner and order as shall be determined by the Agent.


                                      ARTICLE II

                                 CONDITIONS PRECEDENT

Section 2.01. Condition Precedent to Initial Advance The obligation of each Bank to make its initial Advance is subject to the condition precedent that the Agent on behalf of the Banks shall have received at least two Business Days before the day of such Advance the following, each dated the day of such Advance, in form and substance satisfactory to each Bank:

      a.    The Notes.

      b. A guaranty, duly executed by Smithfield Foods, Inc. (the "Guarantor", and together with the Borrowers collectively the "Loan Parties" and individually a "Loan Party"), in substantially the form attached hereto as Exhibit B (the "Guaranty") in favor of the Agent on behalf of the Banks.

      c. A security agreement, duly executed by each Borrower, in substantially the form attached hereto as Exhibit C (collectively the "Security Agreements", individually a "Security Agreement", each and together with this Agreement, each Note, the Guaranty and each other document or instrument executed and delivered by a Loan Party in connection with this Agreement, collectively the "Loan Documents" and individually a "Loan Document"), together with:

            (1) Acknowledgement copies of proper Financing Statements (Form UCC-1) duly filed under the Uniform Commercial Code of all jurisdicti ons as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests created by the Security Agreements,

            (2) Certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing the Financing Statements referred to in paragraph (i) above and all other effective financing statements which name each Borrower (under its present name and any previous name) as debtor and which are filed in the jurisdictions referred to in said paragraph (i), together with copies of such other financing statements (none of which shall cover the collateral purported to be covered by the Security Agreements),

            (3) Evidence of the insurance required by the terms of the Security Agreements,

            (4) Evidence that all other actions necessary or, in the opinion of the Agent, desirable to perfect and protect the security interests created by the Security Agreements have been taken.

      d. Certified copies of the resolutions of the Board of Directors of each Loan Party approving each Loan Document to which it is a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to such Loan Document.

      e. A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is a party and the other documents to be delivered by it hereunder.

      f. A favorable opinion of Woodrow W. Crook, counsel for the Loan Parties in substantially the form of Exhibit D and as to such other matters as the Agent may reasonably request.

      g. A duly executed Bank Agency Agreement, in substantially the form attached hereto as Exhibit G.

      h. Evidence of payment in immediately available funds of the agency fee owed to the Agent on the date of closing.

Section 2.02. Conditions Precedent to All Advances The obligation of a Bank to make each Advance (including the initial Advance) shall be subject to the further conditions precedent that on the date of such Advance a. the following statements shall be true (and the receipt by the Borrower desiring such Advance of the proceeds of such Advance shall be deemed to constitute a representation and warranty by such Borrower that such statements are true on such date):


            (1) The representations and warranties contained in Section 3.01 of this Agreement, in Section 5 of the Guaranty and in Section 4 of each Security Agreement are correct on and as of the date of such Advance as though made on and as of such date,

            (2) No event has occurred and is continuing, or would result from such Advance, which constitutes an Event of Default (as defined in Section 5.01 hereof) or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

            (3) After giving effect to such Advance, the aggregate outstanding principal amount of the Advances does not exceed the Borrowing Base, of the Borrower to which such Advance is made, on such date;

and b. the Agent shall have received such other approvals, opinions or documents as the Agent or the Banks may reasonably request.

Section 2.03. Conditions as Covenants In the event the Banks make the initial Advance prior to the satisfaction of all conditions precedent set forth in Section 2.01 hereof, the Borrowers shall nevertheless cause such condition or conditions to be satisfied within thirty days after the date of the making of such initial Advance.


                                      ARTICLE III

                            REPRESENTATIONS AND WARRANTIES

Section 3.01. Representations and Warranties of the Borrower Each Borrower represents and warrants as follows:

      a. Such Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Agreement.

      b. The execution, delivery and performance by such Borrower of each Loan Document to which it is or will be a party are within such Borrower's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (1) such Borrower's charter or by-laws or (2) law or any contractual restriction binding on or affecting such Borrower, and do not result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant hereto) upon or with respect to any of its properties.

      c. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Borrower of any Loan Document to which it is or will be a party.

      d. This Agreement is, and each other Loan Document to which such Borrower will be a party when delivered hereunder will be, legal, valid and binding obligations of such Borrower enforceable against the Borrower in accordance with their respective terms.

      e. There is no pending or threatened action or proceeding affecting such Borrower before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition or operations of such Borrower.

      f. No proceeds of any Advance will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934.

      g. Such Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System); and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

      h. Schedule 4.01(e) is a true, correct and complete list of all or any accounts maintained by a Borrower or Borrowers. Each of these accounts is one of (1) a disbursement account for the payment of payroll, livestock purchases or operating expenses in which a zero balance is maintained or
(2) a depositary account from which funds are cleared and deposited on a daily basis with NationsBank into one of the accounts specified in Part I of
Schedule 4.01(e) or (3) an account of a Borrower in which not more than $5,000 at any time is deposited that is used in the ordinary course of such Borrower's business.


                                      ARTICLE IV

                              COVENANTS OF THE BORROWERS

Section 4.01. Affirmative Covenants So long as any amount payable hereunder or under the Notes or any other Loan Document shall remain unpaid or a Bank shall have any Commitment hereunder, each Borrower will, unless the Banks, pursuant to Section 7.01 hereof, shall otherwise consent in writing:

      a. Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith.

      b. Visitation Rights; Collateral Examination. At any reasonable time and from time to time, permit the Agent or a Bank or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, and conduct unannounced field collateral examinations at least quarterly at the expense of, the Borrower, and to discuss the affairs, finances and accounts of such Borrower with any of its respective officers or directors.

      c. Reporting Requirements. Furnish to each Bank: (1) as soon as available and in any event 30 days after the end of each calendar month, the balance sheet of such Borrower as of the end of such month and statement of income of such Borrower for the period commencing at the end of the previous fiscal year and ending with the end of such calendar month; (2) as soon as available and in any event within 45 days after the end of each quarter, the balance sheet of such Borrower as of the end of such quarter and statement of income of such Borrower for the period commencing at the end of the previous fiscal year and ending with the end of such quarter certified by the chief financial officer of such Borrower; (3) promptly after the filing or receiving thereof, copies of all reports and notices which such Borrower files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which such Borrower receives from such Corporation; (4) as soon as available and in any event within five days after the end of each week (which week ends on Sunday) a duly completed borrowing base certificate in the form of Exhibit E hereto, as appropriate, setting forth such Borrower's Borrowing Base as of the last day of such week and a summary, in form and substance satisfactory to the Agent and the Banks and in reasonable detail, of the activity for each day of such week with respect to the accounts of the Borrowers; (5) promptly, upon the occurrence of an Event of Default or an event that but for the passage of time or the giving of notice or both would constitute an Event of Default, notice of such Event of Default or event; and (6) such other information respecting the condition or operations, financial or otherwise, of such Borrower as the Bank may from time to time reasonably request.

      d. Storage Facilities. Use its best efforts to furnish to the Agent on behalf of the Banks not later than March 31, 1994, a duly executed waiver, in substantially the form of Exhibit F, from the owner (who is not a Borrower) of each location where a Borrower stores any Collateral at anytime or from time to time.

      e. Cash Collateral. Treat all amounts received by a Borrower or NationsBank (except (1) payments made by a Borrower to NationsBank with respect to the Specified Indebtedness; (2) fees paid by a Borrower to NationsBank for banking services, including without limitation service charges on operating accounts and fees for certified or cashier's checks;
(3) fees paid to NationsBank for currency swaps; (4) fees paid to NationsBank for interest rate hedges; and (5) fees paid to NationsBank for trustee services with respect to benefit plans) as proceeds of the Collateral (unless a Borrower can conclusively demonstrate to the Agent that such funds are proceeds from collateral (other than the Collateral)) and deposit such amounts in one of the accounts specified in Schedule 4.01(e) hereto. Each Borrower agrees to notify in writing the Agent if an account, in addition to those specified in Schedule 4.01(e), is opened and in such notice provide the Agent with the name and address of the financial institution maintaining such account and the account number therefore and, upon the request of the Agent or a Bank, immediately to provide a letter agreement, in form and substance satisfactory to the Agent and the Banks and substantially similar to Exhibit G, from each financial institution maintaining any account or accounts (including without limitation any account specified in Schedule 4.01(e) for which a letter agreement has not been previously provided) for Borrower. Each Borrower further agrees to maintain accounts solely (x) for the purposes of making disbursements for the payment of payroll, livestock purchases or operating expenses in which a zero balance is maintained or (y) as a depositary account from which funds are cleared and deposited on a daily basis with NationsBank in one of the accounts specified in Part I of Schedule 4.01(e).

Section 4.02. Negative Covenants So long as any amount payable hereunder or under the Notes or any other Loan Document shall remain unpaid or a Bank shall have any Commitment hereunder, each Borrower will not, unless the Banks, pursuant to Section 7.01 hereof, shall otherwise consent in writing:

      a. Limitation on Types of Business. Enter into or engage in any business other than pork production, hog farming or pork processing.

      b. Accounts. Deposit, or permit to be deposited, proceeds of the Collateral into an account other than the account(s) identified in
Schedule 4.01(e) hereof or any account for which the notice requirements of
Section 4.01(e) have been met.

      c. Collateral. Include, after March 31, 1994, in a Borrower Base Certificate any Collateral stored at a facility not owned by a Borrower and for which a waiver has not been obtained pursuant to Section 4.01(d).


                                     ARTICLE V

                                   EVENTS OF DEFAULT

Section 5.01. Events of Default If any of the following events ("Events of Default") shall occur and be continuing:

      a. Any Borrower shall fail to pay any amount payable hereunder or under a Note when due; or

      b. Any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

      c. Any Loan Party shall fail to perform or observe any term, covenant or agreement contained in Sections 4.01(e) or 4.02(b) or any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed and with respect to such other terms, covenants or agreements any such failure shall remain unremedied for 10 days after written notice thereof shall have been given to such Loan Party by the Agent or a Bank; or

      d. Any Loan Party or any of its subsidiaries shall fail to pay any indebtedness (excluding indebtedness evidenced by the Note and including without limitation the indebtedness described in Schedule 5.01(d)) of such Loan Party or such subsidiary (as the case may be), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; or any other default under any agreement or instrument relating to any such indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment as scheduled on the date hereof) or repurchased, prior to the stated maturity thereof; or

      e. Any Loan Party or any of its subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property, and, in the case of any such proceeding instituted against it (but not instituted by it) either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or any Loan Party or any of its subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

      f. Any judgment or order for the payment of money in excess of $250,000 shall be rendered against any Loan Party or any of its subsidiaries and either (1) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (2) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

      g. Any provision of the Guaranty or any Security Agreement after delivery thereof under Section 2.01 shall for any reason cease to be valid and binding on the Guarantor or the Borrower party thereto, or the Guarantor or the Borrower party thereto shall so state in writing; or

      h. Any Security Agreement after delivery thereof under Section 2.01 shall for any reason, except to the extent permitted by the terms thereof, cease to create a valid and perfected first priority security interest in any of the collateral purported to be covered thereby; or

      i. Any Environmental Judgment or Order shall be rendered against any Loan Party or any Loan Party shall incur any Environmental Liability. "Environmental Judgment or Order" shall mean any judgment, decree or order arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent (other than the matters described in Schedule 5.01(i)) or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirements, whether or not incorporated in a judgment, decree or order. "Environmental Requirements" shall mean any applicable local, state or federal law, rule, regulation, permit, order, decision, determination or requirement relating in any way to hazardous materials or to health, safety or the environment. "Environmental Authority" shall mean any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement;

then, and in any such event, the Majority Banks (1) may, by notice to the Borrowers, declare the obligation to make Advances to be terminated, whereupon the same shall forthwith terminate, and (2) may, by notice to the Borrowers, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Loan Party or any subsidiary under the Federal Bankruptcy Code, (x) the obligation of each Bank to make Advances shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers.

Section 5.02. Loan Documents Subject to Article VI hereof, the Agent, upon the direction of the Majority Banks, shall exercise any and all of its rights under any and all of the other Loan Documents. "Majority Banks" means, as of any date, Banks whose combined Credit Percentages equal or exceed 66-2/3%.


                                     ARTICLE VI

                                       THE AGENT

Section 6.01. Authorization and Action Each Bank hereby appoints and authorizes the Agent to take such action as agent on such Bank's behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. The power of attorney set forth hereinabove shall be irrevocable and coupled with an interest. The relationship between the Agent and the Banks shall be that of principal and agent only and nothing herein shall be construed to deem the Agent a trustee for any Bank nor to impose on the Agent duties or obligations other than those expressly provided for herein. At the request of a Bank, the Agent will forward to each Bank copies or, where appropriate, originals of the documents delivered to the Agent pursuant to Section 2.01 hereof. The Agent will also furnish to any Bank, upon the request of such Bank, a copy of any certificate or notice furnished to the Agent by the Borrower, any Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Bank pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable law. Not in limitation of the foregoing, the Agent shall not exercise any right or remedy it or the Banks may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Majority Banks have so directed the Agent to exercise such right or remedy.

Section 6.02. Agent's Reliance, Etc Neither the Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent:
a. may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; b. may consult with legal counsel (including counsel for the Borrower or any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; c. makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document; d. shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons or inspect the property, books or records of the Borrower or any other Person; e. shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any Lien in favor of the Agent on behalf of the Banks in any such collateral; and f. shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone or telecopy) believed by it to be genuine and signed, sent or given by the proper party or parties.

Section 6.03. Rabobank as Bank Rabobank as a Bank hereunder, shall have the same rights and powers under this Agreement and any other Loan Document as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Rabobank in each case in its individual capacity. Rabobank and its affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, and generally engage in any kind of business with the Borrower, any Loan Party or any other affiliate thereof as if it were any other bank and without any duty to account therefor to the other Banks.

Section 6.04. Bank Credit Decision, Etc Each Bank expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates has made any representations or warranties to such Bank and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank acknowledges that it has, independently and without reliance upon the Agent, any other Bank or counsel to the Agent, and based on the financial statements of the Borrower and its Affiliates, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transaction contemplated hereby. Each Bank also acknowledges that it will, independently and without reliance upon the Agent, any other Bank or counsel to the Agent, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall have no duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any Loan Party or any other Affiliate thereof which may come into possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates.

Section 6.05. Indemnification The Banks agree to indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with the Banks' respective Credit Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agent under the Loan Documents; provided, however, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct or if the Agent fails to follow the written direction of the Majority Banks unless such failure is pursuant to the advice of counsel of which the Banks have received notice. Without limiting the generality of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, to the extent that the Agent is not reimbursed for such expenses by the Borrower. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement.

Section 6.06. Collateral Matters a. Each Bank authorizes and directs the Agent to enter into the Loan Documents for the benefit of the Banks. Each Bank hereby agrees that, except as otherwise set forth herein, any action taken by the Majority Banks in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Majority Banks of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Banks. The Agent is hereby authorized on behalf of all of the Banks, without the necessity of any notice to or further consent from any Bank, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Loan Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Loan Documents.

      b. The Banks hereby authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (1) upon termination of the Commitments and payment and satisfaction of all of the Secured Obligations at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby, (2) constituting property being sold or disposed of upon receipt of the proceeds of such sale by the Agent or (3) in accordance with the terms of any Security Agreement. Upon request by the Agent at any time, the Banks will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 6.06.

      c. Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, or consented to in writing by the Majority Banks or all of the Banks, as applicable, and upon at least five (5) Business Days' prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Banks to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Banks herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (1) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (2) such release shall not in any manner discharge, affect or impair the obligations under any Loan Document or any liens upon (or obligations of any Borrower) all interests retained by such Borrower, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Agent shall be authorized to deduct all of the expenses reasonably incurred by the Agent from the proceeds of any such sale, transfer or foreclosure.

      d. The Agent shall have no obligation whatsoever to the Banks or to any other Person to assure that the Collateral exists or is owned by the Borrower or any Subsidiary or is cared for, protected or insured or that the Liens granted to the Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Agent in this Section 6.06 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Banks and that the Agent shall have no duty or liability whatsoever to the Banks, except in each case for its gross negligence or willful misconduct.

Section 6.07. Successor Agent The Agent may resign at any time as Agent under the Loan Documents by giving written notice thereof to the Banks and the Borrower. In the event of a material breach of its duties hereunder, the Agent may be removed as Agent under the Loan Documents at any time by the Banks (other than a Bank serving as Agent). Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the resigning Agent's giving of notice of resignation or the Majority Banks' removal of the resigning Agent, then the resigning Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a Bank, if any Bank shall be willing to serve, and otherwise shall be a commercial bank having combined capital and surplus of at least $500,000,000 and reasonably acceptable to the Majority Banks. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any resigning Agent's resignation or removal hereunder as Agent, the provisions of this Article VI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.


                                     ARTICLE VII

                                     MISCELLANEOUS

Section 7.01. Amendments, Etc Any consent or approval required or permitted by this Agreement or in any Loan Document to be given by the Banks may be given, and any term of this Agreement or of any other Loan Document may be amended, and the performance or observance by a Borrower of any terms of this Agreement or such other Loan Document or the continuance of any Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Banks. Notwithstanding the foregoing, the rates of interest on the Advances and the Notes, the dates on which any interest payable by the Borrowers under any Loan Document is due, the Termination Date, the amount and payment date of any fees (other than fees payable solely to the Agent) and this Section 7.01 may not be amended, or a Borrower's compliance therewith, may not be waived, without the written consent of all the Banks. Further, the definition of Majority Banks (or any minimum requirement necessary for the Banks or Majority Banks to take action hereunder), Available Borrowing Base, Available Commitment, Uncommitted Amount and Commitment may not be amended without the written consent of all of the Banks. Further, the Form of Borrowing Base Certificate (Exhibit E), the definitions used therein and the percentages and advance rates used in calculating such Borrowing Base may not be amended without the written consent (which may be given orally and confirmed in writing) of all of the Banks. Further, no amendment, waiver or consent unless in writing and signed by the Agent, in addition to the Banks required hereinabove to take such action, shall affect the rights or duties of the Agent under this Agreement or any of the other Loan Documents. Further, no Collateral at any time held by the Agent shall be released or disposed of by the Agent nor shall the Guarantor be released from the Guaranty unless all of the Banks so direct the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of any Bank or the Agent in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon a Borrower shall entitle such Borrower to other or further notice or demand in similar or other circumstances. Notwithstanding any of the foregoing to the contrary, the consent of any Borrower shall not be required for any amendment, modification or waiver of the provisions of
Article VI.

Section 7.02. Notices, Etc All notices and other communications provided for under any Loan Document shall be in writing (including telegraphic, telex or cable communication) and mailed, telegraphed, telexed, cabled or delivered, if to any Borrower at 501 North Church Street, Smithfield, Virginia 23430, Attention: Aaron D. Trub; and if to the Agent or a Bank, at its address as specified in Annex I attached hereto; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and communications shall, when mailed, telegraphed, telexed or cabled, be effective when deposited in the mails, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices to the Agent and the Banks pursuant to the provisions of Article I shall not be effective until received by the Agent or such Bank, as the case may be. Notwithstanding the other provisions of this Section 7.02, the Agent and each Bank may accept oral Borrowing Notices and Borrowing Requests pursuant to
Section 1.02 hereof, provided that neither the Agent nor a Bank shall incur liability to any Borrower in acting on any such communication that the Agent or such Bank believes in good faith to have been given by a person authorized to give such notice on behalf of such Borrower or in the case of a Bank, the Agent. Any confirmation sent by the Agent to any Borrower of any borrowing under this Agreement shall, in the absence of manifest error, be conclusive and binding for all purposes.

Section 7.03. No Waiver; Remedies No failure on the part of the Agent or a Bank to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

Section 7.04. Accounting Terms All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied, except as otherwise stated herein.

Section 7.05. Costs, Expenses and Taxes a. The Borrowers jointly and severally agree to pay on demand all costs and expenses in connection with the preparation, execution, delivery, filing, recording and administration of the Loan Documents and the other documents to be delivered under the Loan Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel (who may be in-house counsel) for the Agent and each Bank, and local counsel who may be retained by said counsel, with respect thereto and with respect to advising the Agent or a Bank as to its rights and responsibilities under the Loan Documents, and all costs and expenses (including reasonable counsel fees and expenses) in connection with the enforcement of the Loan Documents and the other documents to be delivered under the Loan Documents. In addition, the Borrowers jointly and severally agree to pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of the Loan Documents and the other documents to be delivered under the Loan Documents, and agrees to save each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

      b.    If, due to payments made by any Borrower pursuant to
Section 1.05(a) or due to acceleration of the maturity of the Advances pursuant to Section 5.01 or due to any other reason, a Bank receives payments of principal of any Advance other than on the last day of an Interest Period relating to such Advance, the Borrower to which such Advance was made shall pay to such Bank on demand any amounts required to compensate such Bank for any additional losses, costs or expenses which it may incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such Advance.

Section 7.06. Right of Set-off Upon the occurrence and during the continuance of any Event of Default a Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under any Loan Document, irrespective of whether or not such Bank shall have made any demand under such Loan Document and although deposits, indebtedness or such obligations may be unmatured or contingent. Such Bank agrees promptly to notify such Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of a Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

Section 7.07. Severability of Provisions Any provision of this Agreement or of any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or unenforceability of such provision in any other jurisdiction.

Section 7.08. Consent to Jurisdiction a. Each Borrower hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which the Borrower is a party, and each Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or in such Federal court. Each Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each Borrower irrevocably consents to the service of copies of the summons and complaint and any other process which may be served in any such action or proceeding by the mailing of copies of such process to such Borrower at its address specified in Section 6.02. Each Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

      b. Nothing in this Section 7.08 shall affect the right of the Agent or a Bank to serve legal process in any other manner permitted by law or affect the right of the Agent or a Bank to bring any action or proceeding against any Borrower or its property in the courts of other jurisdictions.

Section 7.09. Binding Effect; Governing Law This Agreement shall be binding upon and inure to the benefit of each Borrower, the Agent and each Bank and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Agent and the Banks. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 7.10. Participations Each Bank may sell participations (without the consent of the Agent, any Borrower or any other Bank) to one or more parties in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (1) such Bank's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (2) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (3) such Bank shall remain the holder of any such Note for all purposes of this Agreement, (4) the Borrowers, the Agent, and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and any other Loan Document and (5) such Bank shall not transfer, grant, assign or sell any participation under which the participant shall have rights to approve any amendment or waiver of this Agreement except to the extent such amendment or waiver would (a) extend the final maturity date or the date of the payments of any installment of fees or principal or interest of any Advances in which such participant is participating, (b) reduce the amount of any installment of principal of the Advances in which such participant is participating, (c) reduce the interest rate applicable to the Advances in which such participant is participating, or (d) reduce any fees payable to the Banks hereunder. In connection with the efforts of any Bank to participate interests, such Bank may disclose any information in its possession regarding a Borrower or any other Loan Party. Notwithstanding the foregoing, without the consent of the Agent, any Bank or any Borrower a Bank may make, carry or transfer Advances at, to or for the account of, any of its branch offices or the office of an affiliate of such Bank or (6) any Bank may pledge any Advances or Notes to any Federal Reserve Bank.

Section 7.11. Execution in Counterparts This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement.

Section 7.12. WAIVER OF JURY TRIAL EACH OF THE BORROWERS, THE AGENT AND EACH BANK HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT TO WHICH IT IS A PARTY OR ANY INSTRUMENT OR DOCUMENT DELIVERED THEREUNDER.

Section 7.13. No Novation The parties hereto have entered into this Agreement and the other Loan Documents solely to amend, restate and restructure the terms of, and obligations owing under and in connection with, the 1991 Credit Agreement and 1991 Oral Finance Facility. The parties do not intend this Agreement or the other Loan Documents nor the transactions contemplated hereby or thereby to be, and this Agreement and the other Loan Documents and the transactions contemplated hereby or thereby shall not be, construed to be a novation of any of the obligations owing by a Borrower under or in connection with the 1991 Credit Agreement or the 1991 Oral Finance Facility.


                              [Signatures on Next Page.]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       GWALTNEY OF SMITHFIELD, LTD.



                                       By_________________________________
                                         Title:


                                       THE SMITHFIELD PACKING
                                         COMPANY, INCORPORATED




                                       By_________________________________
                                         Title:


                                       PATRICK CUDAHY INCORPORATED




                                       By_________________________________
                                         Title:


                                       ESSKAY, INC.




                                       By_________________________________
                                         Title:


                                       BROWN'S OF CAROLINA, INC.




                                       By_________________________________
                                         Title:


                                       CAROLINA FOOD PROCESSORS,
                                         INC.




                                       By_________________________________
                                         Title:


                                       COOPERATIEVE CENTRALE
                                       RAIFFEISEN-BOERENLEENBANK,
                                       B.A., "RABOBANK NEDERLAND",
                                       NEW YORK BRANCH,
                                       individually and as agent




                                       By_________________________________
                                         Authorized Officer




                                       By_________________________________
                                         Authorized Officer


                                       NATIONSBANK OF VIRGINIA, N.A.




                                       By_________________________________
                                         Title:

                                      ANNEX I to
                        Second Amended, Restated and Continued
                              Revolving Credit Agreement
                                  dated March 1, 1994


      Agent

Cooperatieve Centrale Raiffeisen-
Boerenleenbank B.A., "Rabobank Nederland,"
New York Branch
245 Park Avenue
New York, NY  10167
Attn:  Corporate Services
Telephone:  212-916-7800
Telecopy:  212-818-0233


      Bank                                                    Credit Percentage

Cooperatieve Centrale Raiffeisen-                                  68.1818%
Boerenleenbank B.A., "Rabobank Nederland",
New York Branch
245 Park Avenue
New York, New York  10167
Attn:  Corporate Services
Telephone:  212-916-7800
Telecopy:  212-818-0233

Wiring Instructions:

Bank of New York
ABA #021000018
A/C Rabobank Nederland, New York Branch
A/C #8026002533
Ref:  Smithfield

NationsBank of Virginia, N.A.                                      31.8182%
MD2-600-01-05
Corporate Bank
6610 Rockledge Drive
Bethesda, Maryland  20817-1876
Telephone:  301-571-0702
Telecopy:  301-571-0719

Wiring Instructions:

NationsBank of Virginia
ABA #051000017
Credit Name:  Comm Loans
Details:  Ref Smithfield Foods, Notify Comm Loans

                                     Schedule 1.10
                                Specified Indebtedness



      1. Amended and Restated Credit Agreement dated as of June 28, 1993 between Smithfield Foods, Inc. and NationsBank of Virginia, N.A., providing for a term loan which is guaranteed by Carolina Food Processors, Inc. ("CFP") and secured by a lien on the plant and equipment of CFP in Bladen County, North Carolina, as extended or amended from time to time.

      2. Any reimbursement obligation due and owing and arising in connection with that certain Letter of Credit Number SN-18075 dated July 25, 1990 issued by Sovran Bank, N.A., now known as NationsBank of Virginia, N.A., for the account of Esskay, Inc. and for the benefit of Aetna Casualty and Surety Company, as extended or amended from time to time.

      3. Any reimbursement obligation due and owing and arising in connection with that certain Letter of Credit Number SN-6889 dated
February 14, 1986 issued by Sovran Bank, N.A., now known as NationsBank of Virginia, N.A., for the account of The Smithfield Packing Company, Incorporated and for the benefit of American Motorists Insurance Company, as extended or amended from time to time.

                             EXHIBIT A TO FIRST AMENDMENT

                                   Schedule 4.01(e)

                                        PART I

                            Bank Accounts with NationsBank


Name                               Account Number   Purpose
Carolina Food Processors           1062 5954        Concentration
Gwaltney of Smithfield, Ltd.       0237 4501        Concentration
Gwaltney of Smithfield, Ltd.       0229 5415        Richmond Lockbox
Gwaltney of Smithfield, Ltd.       1057 4717        Valleydale Payroll
Gwaltney of Smithfield, Ltd.       1062 3260        Valleydale Cont. Fund
Schulderberg Kurdle Co.            1042 1446        Concentration
Smithfield Foods, Inc.             229 2971         Healthcare
Smithfield Packing Co., Inc.       0237 5788        Concentration
Smithfield Packing Co., Inc.       0229 5334        Richmond Lockbox
Smithfield Packing Co., Inc.       114 90711        Kinston Contingency
Smithfield Packing Co., Inc.       114 90088        Hourly Payroll
Smithfield Packing Co., Inc.       114 90041        Salaried Payroll

                                        PART II


                                Smithfield Foods, Inc.


Bank of Isle of Wight                               Main Account
P.O. Box 429                                        10 10187712
Smithfield, VA  23430

Bank of Isle of Wight                               Payroll
P.O. Box 429                                        10 10741712
Smithfield, VA  23430

First Union National Bank of Virginia               Executive Payroll
115 Main Street                                     73 55247527
Smithfield, VA  23430

NationsBank of Virginia, N.A.                       Healthcare
8300 Greensboro Drive, Suite 300                    02292971
McLean, VA  22102-3604


                                  Browns of Carolina

United Carolina Bank                                Operating
P.O. Box 38                                         049-226-358-2
Kenansville, NC  28349

United Carolina Bank                                Payroll
P.O. Box 38                                         049-226-359-0
Kenansville, NC  28349

United Carolina Bank                                Control Disbursement
P.O. Box 38                                         049-226-362-0
Kenansville, NC  28349


                             Carolina Food Processors, Inc.

United Carolina Bank                                Hourly Payroll
Hwy 87                                              001 2301000443
Tar Heel, NC  28392

United Carolina Bank                                Salaried Payroll
Hwy 87
Tar Heel, NC  28392

NationsBank of Virginia, N.A.                       Main Account
8300 Greensboro Drive, Suite 300                    1062 5954
McLean, VA  22102-3604
Att:  Robert Sharpe, III

United Carolina Bank                                Contingency Fund
Hwy 87                                              230-100-035-4
Tar Heel, NC  28392

Bank of Isle of Wight                               General Disbursements
P.O. Box 429                                        1011519312
Smithfield, VA  23430
Att:  Tracy Nelms

United Carolina Bank                                Livestock Disbursements
Hwy 87                                              230-100-043-5
Tar Heel, NC  28392


                                     Esskay, Inc.

NationsBank of Virginia, N.A.                       1042 1446
8300 Greensboro Drive, Suite 300
McLean, VA  22102-3604
Att:  Robert Sharpe, III

Signet Bank                                         Contingency Fund
P.O. Box 1077                                       235-30264
Baltimore, MD  21203

Maryland National Bank                              Payroll
6100 Executive Blvd., Suite 500                     0602516
Rockville, MD  20852
Att:  Cindy Plunkett

Bank of Isle of Wight                               Gen. Disbursements
P.O. Box 429                                        1 011 334 412
Smithfield, VA  23430
Att:  Tracy Nelms

                             Gwaltney of Smithfield, Ltd.

NationsBank of Virginia, N.A.                       Concentration Account
8300 Greensboro Drive, Suite 300                    0237-4501
McLean, VA  22102-3604
Att:  Robert Sharpe, III

First National Bank of Randolph County              Hancock
P.O Box 1328                                        02-26041
Asheboro, NC  27204

NationsBank of Virginia, N.A.                       Richmond Lockbox
8300 Greensboro Drive, Suite 300                    0229-5415
McLean, VA  22102-3604
Att:  Robert Sharpe, III

Bank of Isle of Wight                               Salaried Payroll
P.O. Box 429                                        DA 1010957612
Smithfield, VA  23430
Att:  Tracy Nelms

Bank of Isle of Wight                               Hourly Payroll
P.O. Box 429                                        DA 1010953312
Smithfield, VA  23430
Att:  Tracy Nelms

Bank of Isle of Wight                               General Disbursements
P.O. Box 429                                        1011 344 1 12
Smithfield, VA  23430
Att:  Tracy Nelms

Bank of Isle of Wight                               Livestock Disbursements
P.O. Box 429                                        1011 316 8 12
Smithfield, VA  23430
Att:  Tracy Nelms

Banco Popular De Puerto Rico                        40-00038-9
P.O. Box 2708, FPO
San Juan, PR  00936

Southern Trust Bank of Georgia, N.A.                0-15-469-5
P.O. Box 1234
Atlanta, GA  30371-9802

North Carolina National Bank of Florida             4007141301
P.O. Box 25900
Tampa, FL  33630

First Pennsylvania Bank, N.A.                       431-293-0
P.O. Box 7558
Philadelphia, PA  19101

Fleet Bank of New York                              350623
10 Fountain Plaza
Buffalo, NY  14202

Mellon Bank                                         004-4126
Mellon Bank Center
Pittsburgh, PA  15259

NationsBank of Maryland, N.A.                       84-0406-9
8300 Greensboro Drive, Suite 300
McLean, VA  22102-3604
Att:  Robert Sharpe, III

Security Pacific Bank                               412 715698 29
101 North First Avenue
Phoenix, AZ  85003
Att:  Ms. Karen Roy

Crestar                                             Lockbox
P.O. Box 26150                                      205160190
Richmond, VA  23260

NationsBank of Maryland, N.A.                       Maryland Lockbox
8300 Greensboro Drive, Suite 300                    85-00042
McLean, VA  22102-3604
Att:  Robert Sharpe, III

Citizens First National of New Jersey               211-1125-1
85 Jefferson Avenue
Westwood, NJ  07675

NationsBank of North Carolina, N.A.                 Charlotte Lockbox
8300 Greensboro Drive, Suite 300                    000280123
McLean, VA  22102-3604
Att:  Robert Sharpe, III

NationsBank of Virginia, N.A.                       Valleydale Payroll
8300 Greensboro Drive, Suite 300                    1057 4717
McLean, VA  22102-3604
Att:  Robert Sharpe, III

NationsBank of Virginia, N.A.                       Valleydale
8300 Greensboro Drive, Suite 300                    Contingency Fund
McLean, VA  22102-3604                              1062 3260
Att:  Robert Sharpe, III


                           Smithfield Packing Company, Inc.

NationsBank of Virginia, N.A.                       Concentration Account
8300 Greensboro Drive, Suite 300                    0237-5788
McLean, VA  22102-3604
Att:  Robert Sharpe, III

NationsBank of Virginia, N.A.                       Richmond Lockbox
8300 Greensboro Drive, Suite 300                    0-229-5334
McLean, VA  22102-3604
Att:  Robert Sharpe, III

NationsBank of Virginia, N.A.                       Kinston Contingency
8300 Greensboro Drive, Suite 300                    114-9071-1
McLean, VA  22102-3604
Att:  Robert Sharpe, III

Maryland National Bank                              Landover Contingency
6100 Executive Blvd., Suite 500                     535256630
Rockville, MD  20852
Att:  Cindy Plunkett

Maryland National Bank                              Landover Payroll
6100 Executive Blvd., Suite 500                     535256879
Rockville, MD  20852
Att:  Cindy Plunkett

Bank of Isle of Wight                               General Disbursements
P.O. Box 429                                        1011-343-312
Smithfield, VA   23430
Att:  Tracy Nelms

Bank of Isle of Wight                               Livestock Disbursements
P.O. Box 429                                        1011-341-712
Smithfield, VA   23430
Att:  Tracy Nelms

NationsBank of Virginia, N.A.                       Hourly Payroll - Weekly
8300 Greensboro Drive, Suite 300                    114-9006-8
McLean, VA  22102-3604
Att:  Robert Sharpe, III

NationsBank of Virginia, N.A.                       Salaried Payroll
8300 Greensboro Drive, Suite 300                    114-9004-1
McLean, VA  22102-3604
Att:  Robert Sharpe, III

Centura Bank                                        185-085-7
P.O. Box 6057
Rocky Mount, NC  27802-6057

Citi Bank                                           0-100613-018
GPO 4106
San Juan, PR  00936

Trust Company Bank                                  8800942479
P.O. Box 4418
Atlanta, GA  30302

Society Bank of Eastern Ohio, N.A.                  881-2245-8
P.O. Box 500
Canton, OH  44701

Pittsburgh National Bank                            1983029
700 Buelah Road
Turtle Creek, PA  15145

First National Bank & Trust Company                 1323591
P.O. Box 158
Newton, PA  18940

Jupiter Tequesta National Bank                      002 10020-9
250 Tequesta Drive
Tequesta, FL  33469

NationsBank of Maryland, N.A.                       84-0405-0
8300 Greensboro Drive, Suite 300                    Maryland Lockbox
McLean, VA  22102-3604
Att:  Robert Sharpe, III

United Jersey Bank                                  160000424
P.O. Box 130
Hackensack, NJ  07602

Manufacturers & Traders Trust                       01-069238-2
P.O. Box 767
Buffalo, NY  14240-0767

First Seminole Bank                                 132 1 1350 00 100647-2
531 Westlake Mary Blvd.
Lake Mary, FL  32795-1629

U.S. Bank - Oregon                                  0099 0006 249
P.O. Box 4412
Portland, OR  97208-4412

NationsBank of North Carolina, N.A.                 Charlotte Lockbox
8300 Greensboro Drive, Suite 300                    000280115
McLean, VA  22102-3604
Att:  Robert Sharpe, III

                                  EXHIBIT A-1

                                PROMISSORY NOTE


$___________                                         Dated:  March 1, 1994


                    FOR VALUE RECEIVED, the undersigned, GWALTNEY OF SMITHFIELD, LTD. (the "Borrower"), a Delaware corporation, HEREBY PROMISES TO PAY to the order of __________________ (the "Bank") on the Termination Date (as defined in the Credit Agreement referred to below) the principal sum of _______ MILLION DOLLARS ($________) or, if less, the aggregate unpaid principal amount of all Advances (as defined below) made by the Bank to the Borrower outstanding on the Termination Date.

                    The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                    Both principal and interest are payable in lawful money of the United States of America to the Bank at __________________ in same day funds. All Advances made by the Bank to the Borrower and all payments made on account of principal hereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

                    This Promissory Note is the Note referred to in, and is entitled to the benefits of, (1) the Second Amended, Restated and Continued Revolving Credit Agreement dated as of March 1, 1994 (the "Credit Agreement") among the Borrower, The Smithfield Packing Company, Incorporated, Patrick Cudahy Incorporated, Esskay, Inc., Brown's of Carolina, Inc., Carolina Food Processors, Inc., Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, as Agent, and each of the banks a party thereto,
(2) the Guaranty (as defined in the Credit Agreement), and (3) each Security Agreement (as defined in the Credit Agreement) thereto. The Credit Agreement, among other things, a. provides for the making of advances (the "Advances") by the Bank to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the amount first above mentioned, and b. contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                    [This Promissory Note is given in substitution for, and not in repayment of, the Note dated August 12, 1992 made by the Borrower to the order of the Bank in connection with the Amended, Restated and Continued Revolving Credit Agreement dated as of November 27, 1991, as amended as of August 12, 1992 and as of October 28, 1992.]

                    IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and delivered under seal by its authorized officers.

                                             GWALTNEY OF SMITHFIELD, LTD.



                                             By_________________________________
                                                Title:

ATTEST:



By:_______________________
  Title:

                                  EXHIBIT A-2

                                PROMISSORY NOTE


$______________                                       Dated:  March 1, 1994


                    FOR VALUE RECEIVED, the undersigned, THE SMITHFIELD PACKING COMPANY, INCORPORATED (the "Borrower"), a Virginia corporation, HEREBY PROMISES TO PAY to the order of __________________ (the "Bank") on the Termination Date (as defined in the Credit Agreement referred to below) the principal sum of _______ MILLION DOLLARS ($________) or, if less, the aggregate unpaid principal amount of all Advances (as defined below) made by the Bank to the Borrower outstanding on the Termination Date.

                    The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                    Both principal and interest are payable in lawful money of the United States of America to the Bank at __________________ in same day funds. All Advances made by the Bank to the Borrower and all payments made on account of principal hereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

                    This Promissory Note is the Note referred to in, and is entitled to the benefits of, (i) the Second Amended, Restated and Continued Revolving Credit Agreement dated as of March 1, 1994 (the "Credit Agreement") among the Borrower, The Smithfield Packing Company, Incorporated, Patrick Cudahy Incorporated, Esskay, Inc., Brown's of Carolina, Inc., Carolina Food Processors, Inc., Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, as Agent, and each of the banks a party thereto,
(ii) the Guaranty (as defined in the Credit Agreement), and (iii) each Security Agreement (as defined in the Credit Agreement) thereto. The Credit Agreement, among other things, (a) provides for the making of advances (the "Advances") by the Bank to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the amount first above mentioned, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                    [This Promissory Note is given in substitution for, and not in repayment of, the Note dated August 12, 1992 made by the Borrower to the order of the Bank in connection with the Amended, Restated and Continued Revolving Credit Agreement dated as of November 27, 1991, as amended as of August 12, 1992 and as of October 28, 1992.]

                    IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and delivered under seal by its authorized officers.

                                             THE SMITHFIELD PACKING
                                                COMPANY, INCORPORATED



                                             By_________________________________
                                                Title:

ATTEST:



By:_______________________
   Title:

                                  EXHIBIT A-3

                                PROMISSORY NOTE

$____________                                     Dated: March 1, 1994


                    FOR VALUE RECEIVED, the undersigned, PATRICK CUDAHY INCORPORATED (the "Borrower"), a Delaware corporation, HEREBY PROMISES TO PAY to the order of __________________ (the "Bank") on the Termination Date (as defined in the Credit Agreement referred to below) the principal sum of _______ MILLION DOLLARS ($________) or, if less, the aggregate unpaid principal amount of all Advances (as defined below) made by the Bank to the Borrower outstanding on the Termination Date.

                    The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                    Both principal and interest are payable in lawful money of the United States of America to the Bank at __________________ in same day funds. All Advances made by the Bank to the Borrower and all payments made on account of principal hereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

                    This Promissory Note is the Note referred to in, and is entitled to the benefits of, (i) the Second Amended, Restated and Continued Revolving Credit Agreement dated as of March 1, 1994 (the "Credit Agreement") among the Borrower, The Smithfield Packing Company, Incorporated, Patrick Cudahy Incorporated, Esskay, Inc., Brown's of Carolina, Inc., Carolina Food Processors, Inc., Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, as Agent, and each of the banks a party thereto,
(ii) the Guaranty (as defined in the Credit Agreement), and (iii) each Security Agreement (as defined in the Credit Agreement) thereto. The Credit Agreement, among other things, (a) provides for the making of advances (the "Advances") by the Bank to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the amount first above mentioned, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                    [This Promissory Note is given in substitution for, and not in repayment of, the Note dated August 12, 1992 made by the Borrower to the order of the Bank in connection with the Amended, Restated and Continued Revolving Credit Agreement dated as of November 27, 1991, as amended as of August 12, 1992 and as of October 28, 1992.]

                    IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and delivered under seal by its authorized officers.


                                             PATRICK CUDAHY INCORPORATED



                                             By_________________________________
                                                Title:

ATTEST:



By:_______________________
   Title:

                                  EXHIBIT A-4

                                PROMISSORY NOTE


$___________                                         Dated:  March 1, 1994


                    FOR VALUE RECEIVED, the undersigned, ESSKAY, INC. (the "Borrower"), a Maryland corporation, HEREBY PROMISES TO PAY to the order of __________________ (the "Bank") on the Termination Date (as defined in the Credit Agreement referred to below) the principal sum of _______ MILLION DOLLARS ($________) or, if less, the aggregate unpaid principal amount of all Advances (as defined below) made by the Bank to the Borrower outstanding on the Termination Date.

                    The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                    Both principal and interest are payable in lawful money of the United States of America to the Bank at __________________ in same day funds. All Advances made by the Bank to the Borrower and all payments made on account of principal hereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

                    This Promissory Note is the Note referred to in, and is entitled to the benefits of, (i) the Second Amended, Restated and Continued Revolving Credit Agreement dated as of March 1, 1994 (the "Credit Agreement") among the Borrower, The Smithfield Packing Company, Incorporated, Patrick Cudahy Incorporated, Esskay, Inc., Brown's of Carolina, Inc., Carolina Food Processors, Inc., Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, as Agent, and each of the banks a party thereto,
(ii) the Guaranty (as defined in the Credit Agreement), and (iii) each Security Agreement (as defined in the Credit Agreement) thereto. The Credit Agreement, among other things, (a) provides for the making of advances (the "Advances") by the Bank to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the amount first above mentioned, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                    [This Promissory Note is given in substitution for, and not in repayment of, the Note dated August 12, 1992 made by the Borrower to the order of the Bank in connection with the Amended, Restated and Continued Revolving Credit Agreement dated as of November 27, 1991, as amended as of August 12, 1992 and as of October 28, 1992.]

                    IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and delivered under seal by its authorized officers.


                                             ESSKAY, INC.



                                             By_________________________________
                                                Title:

ATTEST:



By:_______________________
   Title:

                                  EXHIBIT A-5

                                PROMISSORY NOTE


$___________                                         Dated:  March 1, 1994

                    FOR VALUE RECEIVED, the undersigned, BROWN'S OF CAROLINA, INC. (the "Borrower"), a North Carolina corporation, HEREBY PROMISES TO PAY to the order of __________________ (the "Bank") on the Termination Date (as defined in the Credit Agreement referred to below) the principal sum of _______ MILLION DOLLARS ($________) or, if less, the aggregate unpaid principal amount of all Advances (as defined below) made by the Bank to the Borrower outstanding on the Termination Date.

                    The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                    Both principal and interest are payable in lawful money of the United States of America to the Bank at __________________ in same day funds. All Advances made by the Bank to the Borrower and all payments made on account of principal hereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

                    This Promissory Note is the Note referred to in, and is entitled to the benefits of, (i) the Second Amended, Restated and Continued Revolving Credit Agreement dated as of March 1, 1994 (the "Credit Agreement") among the Borrower, The Smithfield Packing Company, Incorporated, Patrick Cudahy Incorporated, Esskay, Inc., Brown's of Carolina, Inc., Carolina Food Processors, Inc., Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, as Agent, and each of the banks a party thereto,
(ii) the Guaranty (as defined in the Credit Agreement), and (iii) each Security Agreement (as defined in the Credit Agreement) thereto. The Credit Agreement, among other things, (a) provides for the making of advances (the "Advances") by the Bank to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the amount first above mentioned, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                    [This Promissory Note is given in substitution for, and not in repayment of, the Note dated August 12, 1992 made by the Borrower to the order of the Bank in connection with the Amended, Restated and Continued Revolving Credit Agreement dated as of November 27, 1991, as amended as of August 12, 1992 and as of October 28, 1992.]

                    IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and delivered under seal by its authorized officers.

                                             BROWN'S OF CAROLINA, INC.



                                             By_________________________________
                                                Title:

ATTEST:



By:_______________________
  Title:

                                  EXHIBIT A-6

                                PROMISSORY NOTE


$___________                                        Dated:  March 1, 1994

                    FOR VALUE RECEIVED, the undersigned, CAROLINA FOOD PROCESSORS, INC. (the "Borrower"), a Delaware corporation, HEREBY PROMISES TO PAY to the order of __________________ (the "Bank") on the Termination Date (as defined in the Credit Agreement referred to below) the principal sum of _______ MILLION DOLLARS ($________) or, if less, the aggregate unpaid principal amount of all Advances (as defined below) made by the Bank to the Borrower outstanding on the Termination Date.

                    The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                    Both principal and interest are payable in lawful money of the United States of America to the Bank at __________________ in same day funds. All Advances made by the Bank to the Borrower and all payments made on account of principal hereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

                    This Promissory Note is the Note referred to in, and is entitled to the benefits of, (i) the Second Amended, Restated and Continued Revolving Credit Agreement dated as of March 1, 1994 (the "Credit Agreement") among the Borrower, The Smithfield Packing Company, Incorporated, Patrick Cudahy Incorporated, Esskay, Inc., Brown's of Carolina, Inc., Carolina Food Processors, Inc., Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, as Agent, and each of the banks a party thereto,
(ii) the Guaranty (as defined in the Credit Agreement), and (iii) each Security Agreement (as defined in the Credit Agreement) thereto. The Credit Agreement, among other things, (a) provides for the making of advances (the "Advances") by the Bank to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the amount first above mentioned, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                    [This Promissory Note is given in substitution for, and not in repayment of, the Note dated August 12, 1992 made by the Borrower to the order of the Bank in connection with the Amended, Restated and Continued Revolving Credit Agreement dated as of November 27, 1991, as amended as of August 12, 1992 and as of October 28, 1992.]

                    IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and delivered under seal by its authorized officers.

                                             CAROLINA FOOD PROCESSORS,
                                                INC.



                                             By_________________________________
                                                Title:

ATTEST:



By:_______________________
   Title:

                                   EXHIBIT B


                    SECOND AMENDED, RESTATED AND CONTINUED GUARANTY, dated as of March 1, 1994, made by SMITHFIELD FOODS, INC., a corporation organized and existing under the laws of Delaware (the "Guarantor"), in favor of COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Agent for the banks a party to the Credit Agreement, as defined below (the "Agent").


                            PRELIMINARY STATEMENTS.

                    The Agent and certain banks have entered into a Second Amended, Restated and Continued Revolving Credit Agreement dated as of the date hereof (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) among Gwaltney of Smithfield, Ltd. ("Gwaltney"), The Smithfield Packing Company, Incorporated ("Packing"), Patrick Cudahy Incorporated ("Cudahy"), Esskay, Inc. ("Esskay"), Brown's of Carolina, Inc. ("Brown's") and Carolina Food Processors, Inc. ("Carolina"; individually, a "Borrower" and collectively, the "Borrowers") and the Agent and each of the banks a party thereto. It is a condition precedent to the making of Advances by the Banks under the Credit Agreement that the Guarantor, as owner of 100 percent of the outstanding shares of stock of each of the Borrowers (other than Brown's) and 86 percent of the outstanding shares of stock of Brown's, shall have executed and delivered this Guaranty.

                    The Credit Agreement is a complete amendment, restatement and continuation (a) of the Amended, Restated and Continued Revolving Credit Agreement (the "1991 Credit Agreement") dated as of November 27, 1991, as amended as of August 12, 1992 and as of October 28, 1992, among Gwaltney, Packing, Cudahy and Esskay and Cooperatieve Centrale Raiffeisen- Boerenleenbank B.A., "Rabobank Nederland", New York Branch ("Rabobank"), with the 1991 Agreement being a complete amendment, restatement and continuation of the Revolving Credit Agreement dated as of October 26, 1990, as amended as of October 30, 1991 between Gwaltney and Rabobank and (b) the Amended and Restated and Continued Oral Finance Facility (the "1991 Oral Finance Facility") dated as of November 27, 1991 among Gwaltney, Packing, Cudahy and Esskay and the Rabobank, with the 1991 Oral Finance Facility being a complete amendment, restatement and continuation of the Oral Finance Facility dated as of October 26, 1990, as amended, between Gwaltney and Rabobank. This Guaranty is a complete amendment, restatement and continuation of the Guaranty (the "1991 Guaranty") dated as of November 27, 1991 made by the Guarantor in favor of the Rabobank. The 1991 Guaranty, as amended, restated and continued hereby, shall continue to secure the repayment of the indebtedness previously incurred and presently outstanding under the 1991 Credit Agreement and the repayment of the indebtedness previously incurred and presently outstanding under the 1991 Oral Finance Facility, together with all new indebtedness now or hereafter incurred by the Borrowers to the Banks under the Credit Agreement, the Notes thereunder or any other Loan Document.

                    NOW, THEREFORE, in consideration of the premises and in order to induce the Bank to make Advances under the Credit Agreement, the Guarantor hereby agrees as follows:

SECTION 1. Guaranty The Guarantor hereby unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of one or more of the Borrowers now or hereafter existing under the Credit Agreement, the Notes thereunder, the other Loan Documents to which one or more of the Borrowers is a party, and any other agreement or instrument relating thereto, whether for principal, interest, fees, expenses or otherwise (such obligations being the "Obligations"), and agrees to pay any and all expenses (including counsel fees and expenses) incurred by the Agent in enforcing any rights under this Guaranty.

SECTION 2. Guaranty Absolute The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Credit Agreement, the Notes thereunder, the other Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or a Bank with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

                          (i) any lack of validity or enforceability of the Credit Agreement, the Notes thereunder, any other Loan Document, or any other agreement or instrument relating thereto;

                          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Credit Agreement, the Notes thereunder, any other Loan Document and any other agreement or instrument relating thereto;

                          (ii) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations; or

                          (iii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by a Bank upon the insolvency, bankruptcy or reorganization of one or more of the Borrowers or otherwise, all as though such payment had not been made.

SECTION 3. Waiver The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the Agent or a Bank protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against one or more of the Borrowers or any other person or entity or any collateral.

SECTION 4. Waiver of Subrogation The Guarantor hereby waives any claim, right or remedy which the Guarantor may now have or hereafter acquire against any Borrower that arises hereunder and/or from the performance by the Guarantor hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of the Agent or a Bank against any Borrower or any security which the Agent or a Bank now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

SECTION 5. Representations and Warranties The Guarantor hereby represents and warrants as follows:

                          (a)    The Guarantor is a corporation duly
                    incorporated, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Guaranty.

                          (b) The execution, delivery and performance by the Guarantor of this Guaranty are within its corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Guarantor's charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Guarantor.

                          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Guarantor of this Guaranty.

                          (d) This Guaranty is a legal, valid and binding obligation of the Guarantor enforceable against it in accordance with its terms.

                          (e) The balance sheets for the Guarantor and its subsidiaries as at May 3, 1993, and the related statements of income of the Guarantor and its subsidiaries for the fiscal period then ended, copies of which have been furnished to the Banks, fairly present the financial condition of the Guarantor and its subsidiaries as at such date and the results of the operations of the Guarantor and its subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since May 3, 1993, there has been no material adverse change in such condition or operations.

                          (f) There is no pending or threatened action or proceeding affecting the Guarantor or any of its subsidiaries before any court, arbitrator or governmental agency, which may materially adversely affect the financial condition or operations of the Guarantor or any of its subsidiaries or which purports to affect the legality, validity or enforceability of this Guaranty.

SECTION 6. Covenants The Guarantor covenants and agrees that, so long as any part of the Obligations shall remain unpaid or a Bank shall have any Commitment, the Guarantor will, unless the Banks, in accordance with Section 7 hereof, shall otherwise consent in writing:

                    (a)   Reporting Requirements.  Furnish to the Agent and each
Bank:

                          (i) as soon as available and in any event 30 days after the end of each calendar month, (A) balance sheets of the Guarantor and its subsidiaries as at the end of such calendar month and statement of income of the Guarantor and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such calendar month and (B) a certificate of the chief financial officer of the Guarantor certifying that the Guarantor is in compliance in every respect with the terms of this Section 6;

                          (ii) as soon as available and in any event within 45 days after the end of each quarter of each fiscal year of the Guarantor, balance sheets of the Guarantor and its subsidiaries as of the end of such quarter and statements of income of the Guarantor and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Guarantor;

                          (iii) as soon as available and in any event within 90 days after the end of each fiscal year of the Guarantor, a copy of the financial statements for the Guarantor and its subsidiaries for such year certified in a manner acceptable to the Agent by independent public accountants acceptable to the Banks; and

                          (iv) such other information respecting the condition or operations, financial or otherwise, of the Guarantor or any of its subsidiaries as the Agent or a Bank may from time to time reasonably request.

                    (b) Compliance with Laws, Etc. Comply, and cause each of its subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith.

                    (c) Visitation Rights; Collateral Examination. At any reasonable time and from time to time, permit the Agent or a Bank or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Guarantor and any of its subsidiaries, and to discuss the affairs, finances and accounts of the Guarantor and any of its subsidiaries with any of their respective officers or directors.

                    (d) Working Capital. Maintain on a consolidated basis (i) an excess of current assets over current liabilities of not less than $45,000,000 at all times on or before May 1, 1994 and $55,000,000 at any time thereafter and (ii) a ratio of current assets to current liabilities of not less than 1.25 to 1.00.

                    (e)   Net Worth and Debt.  Maintain on a consolidated basis
(i) a Tangible Net Worth (as hereinafter defined) of not less than $115,000,000, and (ii) a ratio of Debt (as defined in subsection (f) below) to Tangible Net Worth of not more than 2.50 to 1.00. "Tangible Net Worth" means the excess of total assets over total liabilities, total assets and total liabilities each to be determined in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in subsection 6(a), excluding, however, from the determination of total assets (i) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (ii) treasury stock and capital stock, obligations or other securities of, or capital contributions to, or investments in, any subsidiary, (iii) securities which are not readily marketable, (iv) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement or prepayment of capital stock or Debt, (v) any write-up in the book value of any asset resulting from a revaluation thereof subsequent to the date hereof, and (vi) any items not included in clauses (i) through (v) above which are treated as intangibles in conformity with generally accepted accounting principles.

                    (f) Liens, Etc. Not create or suffer to exist, or permit any subsidiary to create or suffer to exist, any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its properties or its subsidiaries', whether now owned or hereafter acquired, or assign any right to receive income, in each case to secure any Debt (as defined below) of any person or entity, other than (i) purchase money liens or purchase money security interests upon or in any property acquired or held by the Guarantor or any of its subsidiaries in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property, (ii) liens or security interests existing on such property at the time of its acquisition, or (iii) liens in existence on the date hereof and set forth on Schedule 6(f) hereto, provided that the aggregate principal amount of the indebtedness secured by the liens or security interests referred to in clauses (i), (ii) and (iii) above shall not exceed $140,000,000 at any time outstanding.

                    "Debt" means (A) indebtedness for borrowed money or for the deferred purchase price of property or services, (B) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (C) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (A) or (B) above, and (D) liabilities in respect of unfunded vested benefits under plans covered by Title IV of the Employee Retirement Income Security Act of 1974 ("ERISA").

                    (g) Dividends, Etc. Not declare or pay any dividends, purchase or otherwise acquire for value any of its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such, or permit any of its subsidiaries to purchase or otherwise acquire for value any stock of any Borrower, except that it may declare and pay dividends on its $10,000,000 principal amount of its 6.75% Cumulative Convertible Preferred Stock in an aggregate amount not to exceed $675,000 during any fiscal year and except that a Borrower may (i) declare and deliver dividends and distributions payable in common stock of such Borrower and (ii) purchase or otherwise acquire shares of its capital stock with the proceeds received from the issue of new shares of its capital stock.

                    (h) Capital Expenditures. Not incur on a consolidated basis with its subsidiaries, capital expenditures (other than expenditures for normal replacements in the ordinary course of business) in the fiscal year ending May 1, 1994 in excess of $32,000,000 and for the period thereafter prior to the Termination Date in excess of $20,000.00.

                    (i)   Limitation on Types of Business.   Not enter into or
engage in, or permit any subsidiary to enter or engage in, any business other than pork production, hog farming and pork processing and with respect to Ed Kelly, Inc., the retail electronics business.

                    (j) Stock Repurchase. Not repurchase any of its capital stock at any time.

                    (k) Funded Debt. Not permit Consolidated Funded Debt (as hereinafter defined) at any time (i) during fiscal year 1994 to exceed an amount equal to the product of (A) Consolidated Capitalization as of the last day of fiscal year 1994 multiplied by (B) 55%, (ii) during each fiscal year thereafter to exceed an amount equal to the product of (A) Consolidated Capitalization as of the last day of the respective fiscal year multiplied by (B) 50%. "Consolidated Funded Debt" means, at any date, the aggregate amount of Debt of the Guarantor and/or its subsidiaries which by its terms is due and payable on a date which is later than one (1) year from such date. "Consolidated Capitalization" means the sum of Consolidated Funded Debt plus Tangible Net Worth of the Guarantor and its subsidiaries.

SECTION 7. Amendments, Etc No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Majority Banks other than with respect to Section 6(d), (e), (h) and (k) which shall require the signature of all of the Banks, and then, in any event, such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 8. Addresses for Notices All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex or cable communication) and mailed, telegraphed, telexed, cabled or delivered, if to the Guarantor, at its address at 501 North Church Street, Smithfield, Virginia 23430, Attention: Aaron D. Trub, if to a Bank, at its address specified in the Credit Agreement, or as to each party at such other address as shall be designated by such party in a written notice to the other party. All such notices and other communications shall, when mailed, telegraphed, telexed or cabled, be effective when deposited in the mails, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

SECTION 9. No Waiver; Remedies No failure on the part of the Agent or a Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 10. Right of Set-off Upon the occurrence and during the continuance of any Event of Default each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not the Agent on behalf of the Banks shall have made any demand under this Guaranty and although such deposits, indebtedness or obligations may be unmatured or contingent. Such Bank agrees promptly to notify the Guarantor after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

SECTION 11. Continuing Guaranty; Transfer of Notes This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the later of payment in full of the Obligations and all other amounts payable under this Guaranty or the Termination Date, (ii) be binding upon the Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Agent on behalf of the Banks and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), a Bank may assign or otherwise transfer the Notes delivered under the Credit Agreement to any other person or entity, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to such Bank herein or otherwise.

SECTION 12. Consent to Jurisdiction (a) The Guarantor hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Guaranty, and the Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or in such Federal court. The Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Guarantor irrevocably consents to the service of copies of the summons and complaint and any other process which may be served in any such action or proceeding by the mailing of copies of such process to the Guarantor to its address specified in Section 8. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                    (b) Nothing in this Section 12 shall affect the right of the Agent on behalf of the Banks to serve legal process in any other manner permitted by law or affect the right of the Agent on behalf of the Banks to bring any action or proceeding against the Guarantor or its property in the courts of any other jurisdictions.

SECTION 13. Governing Law This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 14. WAIVER OF JURY TRIAL THE GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY.

                    IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                             SMITHFIELD FOODS, INC.



                                             By_________________________________
                                                Title:

                                 SCHEDULE 6(f)

                                     Liens

                                   EXHIBIT C

                           FORM OF SECURITY AGREEMENT


                    SECURITY AGREEMENT dated as of March 1, 1994, made by ____________________, a _____________ corporation with an office at
________________________________ (the "Borrower"), to COOPERATIEVE CENTRALE
RAIFFEISEN-BOERENLEENBANK B.A., "Rabobank Nederland", New York Branch, with an office at 245 Park Avenue, New York, New York 10167, as Agent under the Credit Agreement, defined below ("Agent").


                            PRELIMINARY STATEMENTS.

                    The Agent and certain banks have entered into a Second Amended, Restated and Continued Revolving Credit Agreement dated as of the date hereof (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) with [the Borrower, Gwaltney of Smithfield, Ltd. ("Gwaltney"), The Smithfield Packing Company, Incorporated ("Packing"), Patrick Cudahy Incorporated, ("Cudahy"), Esskay, Inc. ("Esskay"), Brown's of Carolina, Inc. ("Brown's") and Carolina Food Processors, Inc.("Carolina").]

                    The Credit Agreement is a complete amendment, restatement and continuation (a) of the Amended, Restated and Continued Revolving Credit Agreement (the "1991 Credit Agreement") dated as of November 27, 1991, as amended as of August 12, 1992, and as of October 28, 1992, among Gwaltney, Packing, Cudahy and Esskay and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch ("Rabobank"), with the 1991 Agreement being a complete amendment, restatement and continuation of the Revolving Credit Agreement dated as of October 26, 1990, as amended as of October 30, 1991 between Gwaltney and Rabobank and (b) the Amended and Restated and Continued Oral Finance Facility (the "1991 Oral Finance Facility") dated as of November 27, 1991 among Gwaltney, Packing, Cudahy and Esskay and the Rabobank, with the 1991 Oral Finance Facility being a complete amendment, restatement and continuation of the Oral Finance Facility dated as of October 26, 1990 [, as amended,] between Gwaltney and Rabobank. This Security Agreement, as amended, restated and continued hereby, shall continue to secure the repayment of the indebtedness previously incurred and presently outstanding under the 1991 Credit Agreement or the 1991 Oral Finance Facility, together with all new indebtedness now or hereafter incurred by the Borrower to the Agent under the Credit Agreement or the Borrower's Note thereunder.

                    It is a condition precedent to the making of Advances by the Banks under the Credit Agreement that the Borrower shall have granted the security interest contemplated by this Agreement.

                    NOW, THEREFORE, in consideration of the premises and in order to induce the Banks to make Advances under the Credit Agreement, the Borrower hereby agrees as follows:

SECTION 1. Grant of Security The Borrower hereby pledges and assigns to the Agent on behalf of the Banks, and hereby grants to the Bank a security interest in, all of the Borrower's right, title and interest in and to the following, whether now owned or hereafter acquired (the "Collateral"):

                          (a) All inventory in all of its forms, wherever located, now or hereafter existing (including, but not limited to, (i) all meat, meat products and raw materials and work in process therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof including packaging and processing supplies, (ii) goods in which the Borrower has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which the Borrower has an interest or right as consignee), and (iii) goods which are returned to or repossessed by the Borrower), and all accessions thereto and products thereof and documents therefor (any and all such inventory, accessions, products and documents being the "Inventory");

                          (b) All farm products in all of their respective forms, wherever located, now or hereafter existing, including but not limited to (i) meat and products thereof and (ii) all agricultural supplies used or consumed in the Borrower's operations, including without limitation all feed, meal, ingredients, seeds, drugs, medications, vaccines, supplements and other chemicals used in feeding, maintaining, growing, preserving or producing any farm products, and (iii) all accessions to and products of and documents for any of the foregoing (any and all such farm products, accessions, products and documents being the "Farm Products");

                          (c) All accounts, contract rights, chattel paper, instruments, general intangibles and other obligations of any kind (including, without limitation, payment-in-kind certificates, rights to any government subsidy, set aside, diversion, deficiency or disaster payment, and payments in kind), now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, general intangibles or obligations (any and all such accounts, contract rights, chattel paper, instruments, general intangibles and obligations being the "Receivables", and any and all such leases, security agreements and other contracts being the "Related Contracts"); and

                          (d) All proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds which constitute property of the types described in clauses (a),
                    (b) and (c) of this Section 1) and, to the extent not otherwise included, all payments under insurance (whether or not the Agent on behalf of the Banks is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

SECTION 2. Security for Obligations This Agreement secures the payment of all obligations of any or all of the Borrowers now or hereafter existing under the Credit Agreement and each of the Notes thereunder, whether for principal, interest, fees, expenses or otherwise, and all obligations of the Borrower now or hereafter existing under this Agreement (all such obligations being the "Obligations").

SECTION 3. Borrower Remains Liable Anything herein to the contrary notwithstanding, (a) the Borrower shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent on behalf of the Banks of any of the rights hereunder shall not release the Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) neither the Agent nor any Bank shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Agent or any Bank be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 4. Representations and Warranties The Borrower represents and warrants as follows:

                          (a) All of the Inventory and Farm Products are located at the places specified in the Schedule hereto. The chief place of business and chief executive office of the Borrower and the office where the Borrower keeps its records concerning the Receivables, and all originals of all chattel paper which evidence Receivables, are located at the address first specified above for the Borrower. None of the Receivables is evidenced by a promissory note or other instrument.

                          (b) The Borrower owns the Collateral free and clear of any lien, security interest, charge or encumbrance except for the security interest created by this Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Agent on behalf of the Banks relating to this Agreement. The Borrower does not conduct business under any name other than ___________________________.

                          (c) The Borrower has exclusive possession and control of the Inventory and Farm Products.

                          (d) This Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

                          (e) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the grant by the Borrower of the security interest granted hereby or for the execution, delivery or performance of this Agreement by the Borrower or (ii) for the perfection of or the exercise by the Agent on behalf of the Banks of its rights and remedies hereunder, except for such financing statements as may be filed in favor of the Agent on behalf of the Banks relating to this Agreement.

SECTION 5. Further Assurances (a) The Borrower agrees that from time to time, at the expense of the Borrower, the Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent or a Bank may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent on behalf of the Banks to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Borrower will: (i) mark conspicuously each document included in the Inventory and each chattel paper included in the Receivables and, at the request of the Agent on behalf of the Banks, each Related Contract and each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Agent, indicating that such document, chattel paper, Related Contract or Collateral is subject to the security interest granted hereby; (ii) if any Receivable shall be evidenced by a promissory note or other instrument, deliver and pledge to the Agent on behalf of the Banks hereunder such note or instrument duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Agent on behalf of the Banks; and (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Agent may request, in order to perfect and preserve the security interest granted or purported to be granted hereby.

                    (b) The Borrower hereby authorizes the Agent on behalf of the Banks to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Borrower where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

                    (c) The Borrower will furnish to the Agent or the Banks from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent or a Bank may reasonably request, all in reasonable detail.

SECTION 6.  As to Inventory and Farm Products  The Borrower shall:

                          (a) Keep the Inventory and Farm Products (other than Inventory and Farm Products sold in the ordinary course of business) at the places therefor specified in Section 4(a) or, upon 30 days' prior written notice to the Agent and the Banks, at such other places in jurisdictions where all action required by Section 5 shall have been taken with respect to the Inventory and Farm Products.

                          (b) Pay promptly when due all property and other taxes, assessments and government charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Inventory and Farm Products, except to the extent the validity thereof is being contested in good faith.

SECTION 7. Insurance (a) The Borrower shall, at its own expense, maintain insurance with respect to the Inventory and Farm Products in such amounts, against such risks, in such form and with such insurers, as shall be satisfactory to the Agent from time to time. Each policy for (i) liability insurance shall provide for all losses to be paid to the Agent on behalf of the Banks and the Borrower as their respective interests may appear and (ii) property damage insurance shall provide for all losses (except for losses of less than $3,000,000 per occurrence) to be paid directly to the Agent on behalf of the Banks. Each such policy shall in addition (i) name the Borrower and the Agent on behalf of the Banks as insured parties thereunder (without any representation or warranty by or obligation upon the Agent or the Banks) as their interests may appear, (ii) contain the agreement by the insurer that any loss as set forth above shall be payable to the Agent on behalf of the Banks notwithstanding any action, inaction or breach of representation or warranty by the Borrower, (iii) provide that there shall be no recourse against the Agent or the Banks for payment of premiums or other amounts with respect thereto and (iv) provide that at least ten days' prior written notice of cancellation or of lapse shall be given to the Agent by the insurer. The Borrower shall, if so requested by the Agent, deliver to the Agent original or duplicate policies of such insurance and, as often as the Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, the Borrower shall, at the request of the Agent, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 5 and cause the respective insurers to acknowledge notice of such assignment.

                    (b) Reimbursement under any liability insurance maintained by the Borrower pursuant to this Section 7 may be paid directly to the person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Inventory or Farm Products when subsection (c) of this
Section 7 is not applicable, the Borrower shall make or cause to be made the necessary replacements of such Inventory or Farm Products, and any proceeds of insurance maintained by the Borrower pursuant to this Section 7 shall be paid to the Borrower as reimbursement for the costs of such replacements.

                    (c) Upon (i) the occurrence and during the continuance of any Event of Default, or (ii) the actual or constructive total loss (in excess of $3,000,000 per occurrence) of any Inventory or Farm Products, all insurance payments in respect of such Inventory or Farm Products shall be paid to and applied by the Agent on behalf of the Banks as specified in Section 13(b).

SECTION 8. As to Receivables (a) The Borrower shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Receivables, and all originals of all chattel paper which evidence Receivables, at the location therefor specified in Section 4(a) or, upon 30 days' prior written notice to the Agent and the Banks, at such other locations in a jurisdiction where all action required by Section 5 shall have been taken with respect to the Receivables. The Borrower will hold and preserve such records and chattel paper and will permit representatives of the Agent and the Banks at any time during normal business hours to inspect and make abstracts from such records and chattel paper.

                    (b) Except as otherwise provided in this subsection (b), the Borrower shall continue to collect, at its own expense, all amounts due or to become due the Borrower under the Receivables. In connection with such collections, the Borrower may take (and, at the Agent's reasonable direction, shall take) such action as the Borrower or the Agent may deem necessary or advisable to enforce collection of the Receivables; provided, however, that the Agent on behalf of the Banks shall have the right at any time, upon the occurrence and during the continuance of an Event of Default or an event which, with the giving of notice or the lapse of time, or both, would become an Event of Default and upon written notice to the Borrower of its intention to do so, to notify the account debtors or obligors under any Receivables of the assignment of such Receivables to the Agent on behalf of the Banks and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Borrower thereunder directly to the Agent on behalf of the Banks and, upon such notification and at the expense of the Borrower, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Borrower might have done. After receipt by the Borrower of the notice from the Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments) received by the Borrower in respect of the Receivables shall be received in trust for the benefit of the Banks hereunder, shall be segregated from other funds of the Borrower and shall be forthwith paid over to the Agent on behalf of the Banks in the same form as so received (with any necessary indorsement) to be held as cash collateral and either (A) released to the Borrower so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided by Section 13(b), and (ii) the Borrower shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

SECTION 9.  Transfers and Other Liens  The Borrower shall not:

                          (a) Sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except Inventory or Farm Products in the ordinary course of business.

                          (b) Create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral to secure Debt of any person or entity, except for the security interests created by this Agreement.

SECTION 10. Agent Appointed Attorney-in-Fact The Borrower hereby irrevocably appoints the Agent on behalf of the Banks the Borrower's attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower, the Agent on behalf of the Banks or otherwise, from time to time in the Agent's discretion, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Borrower under Section 8), including, without limitation:

                          (i) to obtain and adjust insurance required to be paid to the Agent on behalf of the Banks pursuant to Section 7,

                          (ii) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

                          (iii) instruments, documents and chattel paper, in connection with clause (i) or (ii) above, and

                          (iv) proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent on behalf of the Banks with respect to any of the Collateral.

SECTION 11. Agent May Perform If the Borrower fails to perform any agreement contained herein, the Agent on behalf of the Banks may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Borrower under Section 14(b).

SECTION 12. The Agent's Duties The powers conferred on the Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 13. Remedies If any Event of Default shall have occurred and be continuing:

                          (a) The Agent on behalf of the Banks may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") (whether or not the Code applies to the affected Collateral) and also may (i) require the Borrower to, and the Borrower hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at a place to be designated by the Agent which is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                          (b) All cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Banks, be held by the Agent on behalf of the Banks as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 14) in whole or in part by the Agent on behalf of the Banks against, all or any part of the Obligations in such order as set forth in Section 1.11 of the Credit Agreement. Any surplus of such cash or cash proceeds held by the Agent on behalf of the Banks and remaining after payment in full of all the Obligations shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.

SECTION 14. Indemnity and Expenses (a) The Borrower agrees to indemnify the Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Agent's gross negligence or willful misconduct.

                    (b) The Borrower will upon demand pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Agent hereunder or (iv) the failure by the Borrower to perform or observe any of the provisions hereof.

SECTION 15. Continuing Security Interest; Transfer of Notes This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the later of payment in full of the Obligations or the Termination Date, (ii) be binding upon the Borrower, its successors and assigns and (iii) inure to the benefit of and be binding on the Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), [a Bank may assign or otherwise transfer the Notes held by it and delivered under the Credit Agreement to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to a Bank] herein or otherwise. Upon the later of the payment in full of the Obligations or the Termination Date, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Borrower. Upon any such termination, the Agent on behalf of the Banks will, at the Borrower's expense, execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination.

SECTION 16. Governing Law; Terms This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York. Unless otherwise defined herein or in the Credit Agreement, terms used in Article 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

                    IN WITNESS WHEREOF, the Borrower has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                             [Insert Name of Borrower]



                                             By_________________________________
                                                Title:

                                    SCHEDULE
                                       to
                               Security Agreement

                                     Part I

Locations of Inventory and Farm Products:







                                    Part II

Business Name:

                                   EXHIBIT D


                           [Date of initial Advance]





Cooperatieve Centrale Raiffeisen-
  Boerenleenbank B.A., "Rabobank
  Nederland", New York Branch
245 Park Avenue
New York, New York 10167

NationsBank of Virginia, N.A.
[Address]


                                  Esskay, Inc.
                             Smithfield Foods, Inc.
                          Patrick Cudahy Incorporated
                         Gwaltney of Smithfield, Ltd.,
                  The Smithfield Packing Company, Incorporated
                           Brown's of Carolina, Inc.
                         Carolina Food Processors, Inc.


Gentlemen:

                    We have acted as counsel to Esskay, Inc. ("Esskay"), Patrick Cudahy Incorporated ("Cudahy"), Gwaltney of Smithfield, Ltd. ("Gwaltney"), The Smithfield Packing Company, Incorporated ("Packing"); Brown's of Carolina, Inc. ("Brown's") and Carolina Food Processors, Inc. ("Carolina"); Esskay, Cudahy, Gwaltney, Packing, Brown's and Carolina individually a "Borrower" and collectively, the "Borrowers") and Smithfield Foods, Inc. (the "Guarantor"), in connection with the Second Amended, Restated and Continued Revolving Credit Agreement dated as of December 15, 1993 (the "Credit Agreement") among the Borrowers and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch (the "Bank"). This opinion is delivered to you pursuant to Section 2.01(f) of the Credit Agreement. Capitalized terms not otherwise defined herein are used herein as defined in the Loan Documents (as such term is defined in the Credit Agreement).

                    In connection with this opinion, we have (i) investigated such questions of law, (ii) examined such corporate documents and records of the Loan Parties, certificates of public officials and other documents and (iii) received such information from officers and representatives of the Loan Parties, as we have deemed necessary or appropriate for the purposes of this opinion. We have examined, among other documents, the following documents:

                          (a)    A copy of the Credit Agreement;

                          (b)    An execution copy of the Note of each Borrower;

                          (c)    An execution copy of the Guaranty;

                          (d) An execution copy of each of the Security Agreements;

                          (e) Acknowledgment copies of the respective financing statements (the "Financing Statements"), naming each Borrower as debtor and the Bank as secured party, which Financing Statements have been filed in the filing offices listed in Schedule I hereto; and

                          (f) Certificates from ___________ as to copies of financing statements on file with the filing offices listed in Schedule I hereto.

                    In our examination of the documents referred to above, we have assumed the due authorization, execution and delivery of the Credit Agreement by the Bank, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as copies thereof. In our examination of the certificates referred to in clause (f) above, we have assumed that all financing statements, other than the Financing Statements, in which a Borrower is named as debtor, have been properly filed and indexed in the appropriate filing offices in the State, that such certificates are accurate and complete, and that the Bank has no knowledge of the contents of any other financing statement.

                    In rendering our opinion, we have relied upon those representations and warranties made to the Bank by each Borrower as set forth in subsection (a) of Section 4 of the Security Agreement to which such Borrower is a party and upon the accuracy of representations made by each Borrower to us in a certificate to the effect that:

                          (A)    Such Borrower has neither granted nor
                    permitted, nor does there otherwise exist, any execution or attachment on any of the Collateral or any other interest, lien, charge or encumbrance, which does not require steps for perfection under the Uniform Commercial Code of any jurisdiction to be enforceable against third parties; nor has such Borrower assigned any of its Receivables.

                          (B) None of the Collateral consists or will consist of consumer goods, crops, timber, minerals and the like (including oil and gas) or accounts resulting from the sale thereof, beneficial interests in a trust or a decedent's estate, letters of credit, or items which are subject to (i) a statute or treaty of the United States which provides for a national or international registration or a national or international certificate of title for the perfection of a security interest therein or which specified a place of filing different from that specified in the UCC for filing to perfect such security interest or (ii) a certificate of title statute of a jurisdiction other than those mentioned in the last paragraph hereof.

                          (C) Collateral consisting of goods constitutes and will hereafter constitute items which are mobile in nature and, if they are installed on any property, are removable by simple disconnection (in the nature of a stove or refrigerator). Thus, no Collateral consisting of goods will constitute fixtures.

                          (D) Such Borrower has not changed its name, whether by amendment of its charter, by reorganization, or otherwise within the past four months.

                          (E) Such Borrower has not changed its chief executive office, chief place of business, or its office where it keeps its records concerning the Receivables within the past four months.

                          (F) None of the Receivables is or will be due from the United States or any State of the United States or any agency or department of the United States or any State.

                    Based upon and subject to the foregoing and the further qualifications set forth below, we are of the opinion that:

                    1.    (a)    Each of Cudahy, Smithfield, Gwaltney and
Carolina is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware.

                          (b)    Esskay is a corporation duly incorporated,
validly existing and in good standing under the laws of Maryland.

                          (c)    Packing is a corporation duly incorporated,
validly existing and in good standing under the laws of Virginia.

                          (d)    Brown's is a corporation duly incorporated,
validly existing and in good standing under the laws of North Carolina.

                    2. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party's powers, have been duly authorized by all necessary corporate action, and do not contravene (i) such Loan Party's charter or by-laws or (ii) any law, rule or regulation applicable to such Loan Party (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or (iii) any contractual or legal restriction binding on or affecting such Loan Party. The Loan Documents to which such Loan Party is a party have been duly executed and delivered on behalf of such Loan Party.

                    3. No authorization, order, license, franchise, consent or approval or other action by, and no notice to or registration or filing with, any governmental authority or regulatory body is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Loan Document to which it is a party, (ii) the grant by each Borrower of the respective security interest granted by the Security Agreement to which such Borrower is a party or (iii) the perfection of or the exercise by the Bank of its rights under any Loan Document, except for the filings referred to in paragraph 6 below and as otherwise stated in said paragraph 6.

                    4. In any action or proceeding arising out of or relating to any Loan Document in any court in the State of Virginia, such court would recognize and give effect to the provisions of such Loan Document wherein the parties thereto agree that such Loan Document shall be governed by, and construed in accordance with, the law of the State of New York. If the law of the State of Virginia were applied to determine the contractual rights and liabilities created by such Loan Document, such Loan Document would be the legal, valid and binding obligation of each Loan Party that is a party thereto enforceable against such Loan Party in accordance with its terms, subject, however, to (a) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, (b) the qualification that certain provisions of the Security Agreement are or may be unenforceable in whole or in part under the law of the State of Virginia, but the inclusion of such provisions does not affect the validity of the Security Agreement and the Security Agreement contains adequate remedies, if properly invoked, for the practical realization upon the security afforded thereby, and (c) the effect of general principles of equity (regardless whether such enforceability is considered in a proceeding in equity or at law).

                    5. There is no pending or, to the best of our knowledge after due inquiry, threatened action or proceeding against any Loan Party before any court, governmental agency or arbitrator which is likely to have a materially adverse effect upon the financial condition or operations of such Loan Party.

                    6. Each Security Agreement creates valid security interests in favor of the Bank in the Inventory and in the Receivables, as security for the payment of the Obligations, and the Financing Statements are in appropriate form and have been duly filed pursuant to the UCC resulting in the perfection of such security interests, except as follows:

                          (a) in the case of instruments (as such term is defined in Article 9 of the UCC) not constituting part of chattel paper (as such term is defined in Article 9 of the UCC), the security interests of the Bank therein cannot be perfected by the filing of the Financing Statements but will be perfected if possession thereof is obtained in accordance with the provisions of the Security Agreement.

                          (b) in the case of non-identifiable cash proceeds, continuation of perfection of the Bank's security interest therein is limited to the extent set forth in Section 9-306 of the UCC;

                          (c) in the case of all Collateral, Article 9 of the UCC requires the filing of continuation statements within the period of six months prior to the expiration of five years from the date of the original filings, in order to maintain the effectiveness of the filings referred to in this paragraph; and

                          (d)    in the case of property which becomes
                    Collateral after the date hereof, Section 552 of the Federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

                    We call to your attention that the perfection of the above security interests will be terminated (i) as to any Collateral acquired by a Borrower more than four months after such Borrower so changes its name, identity or corporate structure as to make the Financing Statements seriously misleading, unless new appropriate financing statements indicating the new name, identity or corporate structure of such Borrower are properly filed before the expiration of such four months and (ii) as to any Collateral consisting of Receivables, four months after a Borrower changes its chief executive office to a new jurisdiction outside the State of [Virginia] (or, if earlier, when perfection under the laws of the State of [Virginia] would have ceased as set forth in subparagraph (c) above) unless such security interests are perfected in such new jurisdiction before that termination. (The security interests referred to in paragraph 6 above are referred to herein collectively as the "Security Interests").

                    7.    The Security Interests are first priority.

                    The foregoing opinions are subject to the qualifications that we express no opinion as to:

                          (i) any Borrower's rights in or title to any Collateral;

                          (ii) the validity, perfection or priority of the Security Interests as they relate to any interest in or claim in or under any policy of insurance, except a claim to proceeds payable by reason of loss or damage under insurance policies maintained by the Borrowers with respect to Inventory as required by and in compliance with Section 7 of the Security Agreement;

                          (iii)        the priority of the Security Interests
                    in:

                          (A) any Collateral consisting of goods as against the rights of any party which may now or hereafter have a perfected "purchase money security interest" (within the meaning of Article 9 of the UCC) in such Collateral,

                          (B) any Collateral consisting of goods as against a consignor which has delivered or may hereafter deliver such goods to a Borrower under a true consignment (as distinguished from a consignment intended as security),

                          (C) any Collateral consisting of goods as against another security interest therein perfected under the laws of any other jurisdiction,

                          (D) any Collateral consisting of goods as against a security interest therein created by any person other than a Borrower prior to its acquisition by such Borrower,

                          (E) any Collateral consisting of goods as against a "buyer in ordinary course of business" (as such term is defined in the UCC) of such Collateral,

                          (F) any Collateral consisting of chattel paper which is not stamped by a Borrower with a legend showing the Bank's security interest (as provided by the Security Agreement) as against a purchaser of such chattel paper who would take priority over an earlier security interest under
                    Section 9-308 of the UCC,

                          (G) any Collateral consisting of goods covered by a document of title,

                          (H) any Collateral consisting of goods as against a lien therein given by statute or rule of law for materials or services,

                          (I) any Collateral consisting of goods which are installed in or affixed to, or become a part of a product or mass with, goods which are not items of Collateral,

                          (J) any Collateral referred to in subparagraphs (a) and (b) of paragraph 6 above, and

                          (K) Collateral as against any lien creditor (as such term is defined in Article 9 of the UCC) or any buyer other than a buyer in ordinary course of business, to the extent that the Security Interests therein purport to secure any advances or other extensions of credit, other than Advances made pursuant to the existing Commitment under the Credit Agreement;

                          (iv) the priority of the Security Interests as against any claim or lien in favor of the United States or any agency or instrumentality thereof (including, without limitation, federal tax liens and liens under Title IV of the Employee Retirement Income Security Act of 1974).

                                             Very truly yours,

                                 Schedule I to
                       Opinion of Messr. Woodrow W. Crook



Locations of filing of Financing Statements

                                   EXHIBIT E

                           BORROWING BASE CERTIFICATE


                       Valuation Date:  __________, 19__


                    As to each Borrower, the term "Borrowing Base" used in the Second Amended, Restated and Continued Revolving Credit Agreement dated as of March 1, 1994 (capitalized terms not otherwise defined herein are used herein as defined in such Agreement) among Gwaltney of Smithfield, Ltd., The Smithfield Packing Company, Incorporated, Patrick Cudahy Incorporated, Esskay, Inc., Brown's of Carolina, Inc., Carolina Food Processors, Inc. and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, as Agent (the "Agent") and the banks a party thereto (the "Banks") shall mean such Borrower's portion of the following, as reflected on the attached detailed schedule:


I.    Consolidated Borrowing Base

      (a)   75% of the market value of
            inventory of the Borrowers
            located in states where the Agent
            on behalf of the Banks has a
            perfected, first priority
            security interest; plus                        $

      (b)   75% of receivables of the
            Borrowers that are not past due,
            have a term of not more than 60
            days and in which the Agent on
            behalf of the Banks has a
            perfected, first priority
            security interest                               $


II.   Minus $3,000,000                                      <$3,000,000>

      Total Borrowing Base of the undersigned               $

                    We certify to the Agent and the Banks, that the foregoing and the attached detailed schedule, to be true and correct and not misleading in any material respect on and as of the date hereof.

GWALTNEY OF SMITHFIELD,                        PATRICK CUDAHY
  LTD.                                           INCORPORATED


By___________________________                  By___________________________
    Chief Accounting Officer                       Chief Accounting Officer


THE SMITHFIELD PACKING                         ESSKAY, INC.
   COMPANY, INCORPORATED


By___________________________                  By___________________________
    Chief Accounting Officer                       Chief Accounting Officer


BROWN'S OF CAROLINA, INC.                      CAROLINA FOOD
                                                  PROCESSORS, INC.


By___________________________                  By___________________________
    Chief Accounting Officer                       Chief Accounting Officer

                                   EXHIBIT F


                                     [Date]



[Insert Name and Address
of Storage Facility]



            Re:   [Insert Name of Appropriate Borrower]

Ladies/Gentlemen:

                    The undersigned, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A, "Rabobank Nederland", New York Branch, as Agent ("Rabobank") has been informed by ____________ ("Borrower") that Borrower has delivered and will, from time to time hereafter, deliver certain goods ("Goods") to you for storage in your facility located at your address set forth above.

                    Rabobank, as agent for certain banks, is engaged in a financing of Borrower, which financing is secured by a security interest in all of the tangible and intangible personal property of Borrower, including, without limitation, the Goods.

                    By acceptance of this letter, you agree that Rabobank's security interest in the Goods shall be senior to all liens, claims and interests, other than your lien for any accrued and unpaid storage fees charged by you for the actual storage of the Goods. To protect Rabobank's security interest in the Goods, all warehouse receipts and other documents of title, if any, which evidence any Goods now or hereafter delivered by Borrower to you shall be non-negotiable and issued to or for the account of Rabobank, as agent for certain banks. You shall provide Rabobank with a copy of such receipts or other documents upon Rabobank's request therefor.

                    Notwithstanding the issuance of such receipts or other documents to or for the account of Rabobank, Rabobank hereby authorizes you, subject to the conditions described below, to release any of the Goods to any authorized agent of Borrower upon Borrower's request. Your authority to release the Goods to Borrower or Borrower's customers is subject to the following conditions: (i) upon the written request of Rabobank, within one (1) day after your release of the Goods, you shall mail to Rabobank, at 245 Park Avenue, New York, New York 10167, Attention: Corporate Services a copy of a receipt describing the agent to whom such goods were released and the quantity and description of the released Goods, and (ii) upon the oral or written direction of Rabobank, you shall refuse to release Goods to Borrower or Borrower's customers and you shall only release such Goods to Rabobank or the party designated by Rabobank in such oral or written direction of Rabobank.

                    Borrower agrees that you shall have no liability to Borrower if you comply with Rabobank's oral or written direction as described above. Borrower further agrees that it will continue to pay all storage fees and other expenses related to the storage of the Goods and will reimburse you for all reasonable costs or expenses incurred as a direct result of your compliance with the terms and provisions of this letter.

                    Please confirm receipt of this letter and your agreement to the delivery instructions contained herein by signing the enclosed copy of this letter as indicated and return it to Rabobank, 245 Park Avenue, New York, New York 10167, Attention: Corporate Services.


                                             Very truly yours,

                                             COOPERATIEVE CENTRALE
                                                RAIFFEISEN-BOERENLEENBANK
                                                B.A., "Rabobank Nederland",
                                                New York Branch



                                             By:_______________________________

                                             Title:____________________________


Acknowledged and agreed to this
___ day of _________, 19__.

[Insert Name of Borrower]

By:____________________________
Title:__________________________


Acknowledged and agreed to this
___ day of _________, 19__.

[Insert Name of Storage Facility]

By:____________________________
Title:__________________________

                                   EXHIBIT G

                         FORM OF BANK AGENCY AGREEMENT


                                     [Date]


NationsBank of Virginia, N.A.
[Address]
Attention:  ____________________

[Insert any other NationsBank
   affiliate with Accounts]



           Re:   Gwaltney of Smithfield, Ltd.; The Smithfield
                 Packing Company, Incorporated; Patrick Cudahy
                 Incorporated; Esskay, Inc.; Brown's of Carolina,
                 Inc.; and Carolina Food Processors, Inc.


Gentlemen/Ladies:

                    This Letter Agreement, among NationsBank of Virginia, N.A. ("NationsBank") [and _______________] (collectively, the "Bank"), the above-referenced parties (the "Borrowers") and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, as agent (the "Agent") for the lenders ("Lenders") under that certain Credit Agreement (as defined below), shall serve as instructions regarding the operation and procedures for all bank accounts now or hereafter maintained at the Bank by, or for the deposit, credit or custody of property of, any or all of the Borrowers.

                    1. Account Identification. This Agreement applies to the accounts specified in Part I of Schedule 4.01(e) to the Credit Agreement that have been established at the Bank on behalf of one or more of the Borrowers, and to each other account now or hereafter established at the Bank on behalf of one or more of the Borrowers (collectively, the "Accounts") (provided, that the Bank will deliver written notice to the Agent of the establishment of any other such accounts). The Bank hereby agrees that all amounts received by the Bank (except
(i) payments made by a Borrower to NationsBank with respect to the Specified Indebtedness (as defined in this Credit Agreement); (ii) fees paid by a Borrower to NationsBank for banking services, including without limitation service charges on operating accounts and fees for certified or cashier's checks; (iii) fees for currency swaps; (iv) fees for interest rate hedges; and (v) fees paid by a Borrower to NationsBank for trustee services with respect to benefit plans) shall be treated as proceeds of the Collateral (as defined in the Credit Agreement) unless a Borrower can conclusively demonstrate to the Agent that such funds are proceeds from collateral (other than the Collateral).

                    2. Security Interest; Agency. The Borrowers hereby grant to the Agent on behalf of the Lenders a continuing lien upon, and security interest in, the Accounts and all funds, items, instruments, investments, securities and other things of value at any time paid, deposited, credited or held in or in transit to any Account. The Lenders hereby appoint the Bank as the agent and pledgee-in-possession for the Accounts, and all of the funds of a Borrower and such other items, instruments, investments, securities, things of value, property and proceeds; and the Bank by its execution and delivery of this Agreement hereby accepts such appointment and agrees to be bound by the terms of this Agreement. Each Borrower hereby agrees to such appointment of the Bank and further agrees that the Bank, on behalf of the Lenders, shall be entitled to exercise, upon the instructions of the Agent or the Lenders, any and all rights that the Agent or the Lenders may have under that certain Second Amended, Restated and Continued Credit Agreement dated as of March 1, 1994 between the Agent, Lenders and the Borrowers (as heretofore or hereafter amended or modified, the "Credit Agreement"; capitalized terms used without other definition herein having the meanings accorded thereto in the Credit Agreement) and all other Loan Documents, or under applicable law, with respect to the Accounts and all other collateral described in this Section 2. The Bank agrees to take such action as shall from time to time be specified in writing from the Agent or the Lenders to enable the Agent or the Lenders to exercise the rights and remedies with respect to the lien and security interest described in this
Section 2.

                    3. Events of Default. At all times after the Bank's receipt of any notice of the occurrence of any Event of Default or event which with the passage of time or giving of notice or both would become an Event of Default (a "Default") under the Credit Agreement, the Bank shall follow the instructions of the Agent as to the holding, investment and transfer of all collected amounts from time to time on deposit in any Account. In addition, each Borrower agrees that the Bank may act as the agent of the Agent and the Lenders in exercising as to any funds or items from time to time on deposit in any of the Accounts any rights of set-off provided by applicable law or by any Loan Document. Each Borrower agrees that the Bank shall be entitled to rely, without independent investigation, on any statement of the Agent or a Lender to the effect that an Event of Default or a Default has occurred and is continuing or to the effect that any exercise of set-off requested by the Lender is permitted under applicable law or any Loan Document.

                    4. Information. The Bank shall provide the Agent or a Lender with such information with respect to the Accounts as the Agent or a Lender may from time to time reasonably request, and each Borrower hereby consents to such information being provided to Agent or a Lender.

                    5. Exculpation; Indemnity. The Bank undertakes to perform only such duties as are expressly set forth herein. Notwithstanding any other provisions of this Agreement, the parties hereto agree that the Bank shall not be liable for any action taken by it or any of its directors, officers, agents or employees in accordance with this Agreement, including, without limitation, any action so taken at the request of the Agent or a Lender, except for the Bank's or such person's own gross negligence or willful misconduct. In no event shall the Bank be liable for losses or delays resulting from causes beyond the Bank's reasonable control or for indirect, special or consequential damages.

                    6. Irrevocable Agreement. The Borrower acknowledges that the agreements made by it and the authorizations granted by it herein are irrevocable and that the authorizations granted in Section 2 are powers coupled with an interest.

                    7. Set-off/Uncommitted Advances. The Bank waives, with respect to all of its existing and future claims against a Borrower, all existing and future rights of set-off and banker's liens against the Accounts and all items (and proceeds thereof) that come into its possession in connection with the Accounts, except those rights of set-off and banker's liens arising in connection with (i) items deposited therein that are subsequently returned to the Bank unpaid, and (ii) for any past-due compensation and expenses with respect to the Accounts. If on any day at the close of business an Account of a Borrower shall have a negative balance, the amount of such balance shall be deemed to be an Uncommitted Advance (as defined in the Credit Agreement) by NationsBank under the Credit Agreement; provided, however, in no event shall any such Uncommitted Advance exceed (i) $3,000,000 or (ii) when added to all other Uncommitted Advances then outstanding, an aggregate principal amount greater than the (A) Uncommitted Amount (as defined in the Credit Agreement) times (B) the Credit Percentage (as defined in the Credit Agreement) of NationsBank.

                    8. Miscellaneous. This Agreement shall supersede any other agreement (to the extent conflicting herewith) relating to the matters referred to herein, including any other account agreement between a Borrower and the Bank. This agreement is binding upon the parties hereto and their respective successors and assigns (including any trustee of a Borrower appointed or elected in any action under any bankruptcy proceeding) and shall inure to their benefit. Neither this agreement nor any provision hereof may be changed, amended, modified or waived orally, but only an instrument in writing signed by the parties hereto, provided that such instrument need be signed only by the Bank, the Agent and the Lenders if it does not change any rights or obligations of, or authorizations granted by, the Borrowers hereunder and notice thereof is provided by the Agent to the Borrowers. Any provision of this Agreement that may prove unenforceable under any law or regulation shall not affect the validity of any other provision hereof. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York without reference to its principles of conflicts of law. This Agreement may be executed in any number of counterparts which together shall constitute one and the same instrument.

                    9. Termination. This Agreement shall remain in full force and effect until such time as the Agent shall deliver written notice to the Bank as to the full and final payment of all obligations under the Loan Documents and the termination of the Credit Agreement. All rights of the Bank under Section 5 for the period prior to any such termination shall survive such termination.

                    10. Notices. All notices, requests or other communications shall be given in accordance with the Credit Agreement and if to a Bank at the address set forth above.

                                             GWALTNEY OF SMITHFIELD, LTD.


                                             By_________________________________
                                                Title:


                                             THE SMITHFIELD PACKING
                                                COMPANY, INCORPORATED



                                             By_________________________________
                                                Title:


                                             PATRICK CUDAHY INCORPORATED



                                             By_________________________________
                                                Title:


                                             ESSKAY, INC.



                                             By_________________________________
                                                Title:


                                             BROWN'S OF CAROLINA, INC.



                                             By_________________________________
                                                Title:


                                             CAROLINA FOOD PROCESSORS,
                                                INC.



                                             By_________________________________
                                                Title:


                                             COOPERATIEVE CENTRALE
                                             RAIFFEISEN-BOERENLEENBANK,
                                             B.A., "RABOBANK NEDERLAND",
                                             NEW YORK BRANCH,
                                             individually and as agent



                                             By_________________________________
                                                Authorized Officer



                                             By_________________________________
                                                Authorized Officer


                                             NATIONSBANK OF VIRGINIA, N.A.,
                                             as a Lender



                                             By_________________________________
                                                Title:


Agreed and Accepted this
1st day of March, 1994

NATIONSBANK OF VIRGINIA, N.A.,
   as the Bank



By_______________________________
    Title:

[Insert additional Signature Blocks]